Exhibit 10.1

PURCHASE AND SALE AGREEMENT

Between

FSP PHOENIX TOWER LIMITED PARTNERSHIP,

SELLER

And

PKY 3200 SW FREEWAY, LLC

BUYER

Premises:

Phoenix Tower

3200 Southwest Freeway

Houston, Texas

December 3, 2012

NOTE THIS DRAFT PURCHASE AND SALE AGREEMENT AND OTHER DRAFT PURCHASE AND SALE AGREEMENTS, AND/OR ANY CORRESPONDENCE, WRITINGS, COMMUNICATIONS OR OTHER DOCUMENTS DELIVERED OR EXCHANGED BETWEEN SELLER AND BUYER AND THEIR RESPECTIVE COUNSEL SHALL IN NO EVENT BE DEEMED TO BE AN OFFER OR AN AGREEMENT TO SELL OR TO ENTER INTO A CONTRACT OF SALE ON THE TERMS SET FORTH HEREIN OR OTHERWISE AND NO SALE, OR AGREEMENT TO SELL, SHALL BE BINDING ON EITHER SELLER OR BUYER EXCEPT AND UNTIL AS EXPRESSLY SET FORTH IN SECTION 17.10 OF THIS DRAFT CONTRACT OF SALE.

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Agreement”) is made as of the 3rd day of December, 2012 (the “Effective Date”), by and between FSP PHOENIX TOWER LIMITED PARTNERSHIP, a Texas limited partnership (“Seller”) and PKY 3200 SW FREEWAY, LLC, a Delaware limited liability company (“Buyer”). CHICAGO TITLE INSURANCE COMPANY (the “Escrow Agent”) joins in this Agreement for the limited purposes set forth in Section 15.

BACKGROUND

A. This Agreement is made with reference to all of Seller’s interest in and to the following real and personal property (collectively, the “Property”):

(1) All that land which is located in Harris County, Texas and known as Phoenix Tower, 3200 Southwest Freeway, as more particularly described in Exhibit A hereto, together with all easements, rights and privileges appurtenant thereto (the “Land”);

(2) The building (the “Building”), together with all improvements, structures, fixtures and parking areas located on the Land, if any, and appurtenant thereto (the Building and such improvements, structures, fixtures and parking areas being hereinafter collectively referred to as the “Improvements,” and the Land and the Improvements being hereinafter collectively referred to as the “Real Property”);

(3) That certain Ground Lease dated May 1, 1984 by and between Greenway Plaza, Ltd., as lessor and Greenway Building Joint Venture, as lessee, as heretofore assigned to Seller (as amended to date, the “Ground Lease”);

(4) That certain Parking Lease Agreement dated April 30, 1998 between Camden Property Trust, as landlord, and Peak Phoenix Tower, L.P., as tenant, as heretofore assigned to Seller (as amended to date, the “Parking Lease”);

(5) That certain Equipment Master Lease Agreement dated January 12, 2011, between Mobilease, Inc. (“Equipment Lessor”) and Seller, related to certain fitness equipment, as more particularly described therein (the “Equipment Lease”)

(6) The tenant leases relating to the Improvements, and other occupancy agreements with tenants occupying or using all or any portion of the Real Property together with all amendments thereto (collectively, the “Leases”), and any guaranties applicable thereto and all security deposits, letters of credit, advance rental, or like payments held by Seller (collectively, the “Security Deposits”), if any, held by Seller in connection with the Leases, being the leases referred to on the list attached hereto as Exhibit B;

(7) All fixtures, equipment, furniture, furnishings, appliances, supplies and other personal property of every nature and description attached or pertaining to, or otherwise used in connection with, the Real Property, owned by Seller and located within the Real Property but expressly excluding any of the foregoing owned or leased by any tenant and any personal property owned by a third party and leased to Seller (the “Personalty”); and

(8) All intangible rights and property used or useful in connection with the foregoing, including, without limitation, all development rights, contract rights, guarantees, licenses, plans, drawings permits and warranties and all of Seller’s rights, title and interest, if any, in and to any service marks, logos or any trade names but not including any reference to “FSP” (the “Intangible Property”).

B. Seller is prepared to sell, transfer and convey the Property to Buyer, and Buyer is prepared to purchase and accept the same from Seller, all for the Purchase Price and on the other terms and conditions hereinafter set forth.

TERMS AND CONDITIONS

In consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree:

1. Sale and Purchase. Seller hereby agrees to sell, transfer and convey the Property to Buyer, and Buyer hereby agrees to purchase and accept the Property from Seller, in each case for the Purchase Price and on and subject to the other terms and conditions set forth in this Agreement.

2. Purchase Price. The purchase price for the Property (the “Purchase Price”) shall be ONE HUNDRED TWENTY THREE MILLION SEVEN HUNDRED FIFTY THOUSAND and 00/100 Dollars ($123,750,000.00), which, subject to the terms and conditions hereinafter set forth, shall be paid to Seller by Buyer as follows:

2.1 Deposit. Within one (1) business day following the mutual execution and delivery of this Agreement by Buyer and Seller, Buyer shall deliver to Escrow Agent, in immediately available funds, to be held in escrow and delivered in accordance with this Agreement, a cash deposit in the amount of Three Million and 00/100 Dollars ($3,000,000.00) (together with any interest earned thereon, the “Deposit”). Failure of Buyer to timely deliver the Deposit in accordance with the provisions of this Section 2.1 shall entitle Seller to immediately terminate this Agreement.

2.2 Payment at Closing. At the consummation of the transaction contemplated hereby (the “Closing”), Buyer shall deliver to Escrow Agent cash in an amount equal to the Purchase Price less the Deposit. The Purchase Price, subject to adjustments and apportionments as set forth herein, shall be paid at Closing by wire transfer of immediately available federal funds, transferred to the order or account of Seller or such other person as Seller may designate in writing.

The delivery and recording of documents and the disbursement of funds shall be effectuated through the Escrow Agent at the Closing and pursuant to the closing instructions from the parties hereto, which closing instructions shall not modify or diminish the parties’ respective obligations hereunder.

2.3 Independent Consideration. Seller and Buyer acknowledge and agree that One Hundred Dollars ($100.00) of the Deposit shall be paid to Seller if this Agreement is terminated for any reason (the “Independent Contract Consideration”), in addition to any other rights Seller may have hereunder. Moreover, Seller and Buyer acknowledge and agree that the Independent Contract Consideration has been bargained for and agreed to as additional consideration for Seller’s execution and delivery of this Agreement.

3. Representations and Warranties of Seller. Subject to all matters disclosed in any document delivered to Buyer by Seller or on any exhibit attached hereto, and subject to any information discovered by Buyer or other information disclosed to Buyer by Seller after the date hereof and prior to the Closing and any other information of which Buyer has actual knowledge (all such matters being referred to herein as “Exception Matters”), Seller represents and warrants to Buyer as follows:

3.1. Authority. Seller is a limited partnership organized under the laws of the State of Texas, and has all requisite power and authority to enter into this Agreement and perform its obligations hereunder.

3.2. No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of Seller do not and will not conflict with or result in the breach of any material terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the Property or assets of the Seller by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which Seller is a party or which is or purports to be binding upon Seller or which otherwise affects Seller, which will not be discharged, assumed or released at Closing.

3.3. Ground Lease. Seller has provided Buyer with a true and complete copy of the Ground Lease and all amendments thereto. As of the Effective Date, no party to the Ground Lease has issued notice that any other party thereto is in default in the performance of its obligations under the Ground Lease, and the Ground Lease is in full force and effect.

3.4. Parking Lease. Seller has provided Buyer with a true and complete copy of the Parking Lease and all amendments thereto. As of the Effective Date, no party to the Parking Lease has issued notice that any other party thereto is in default in the performance of its obligations under the Parking Lease, and the Parking Lease is in full force and effect.

3.5. Equipment Lease. Seller has provided Buyer with a true and complete copy of the Equipment Lease and all amendments thereto. As of the Effective Date, no party to the Equipment Lease has issued notice that any other party thereto is in default in the performance of its obligations under the Equipment Lease, and the Equipment Lease is in full force and effect.

3.6. Leases. There are no leases or occupancy agreements currently in effect which affect the Property other than those listed on Exhibit B. Seller further represents and warrants that, except as set forth in Exhibit B-1, Seller has paid all agents’ and brokers’ commissions and fees incurred in connection with the Leases executed prior to the date hereof (but excluding any such commissions or fees attributable to extension, renewal or expansion options under such Leases exercised after the date of Closing). Seller further represents and warrants that it has delivered to Buyer true, correct and complete copies of all the Leases and all amendments and modifications thereto and with respect to each Lease there are no understandings, oral or written, between the parties to the Lease which in any manner vary the obligations or rights of either party as set forth in the Lease.

3.7. No Condemnation. Seller has not received any written notice of any pending or contemplated condemnation, eminent domain or similar proceeding with respect to all or any portion of the Real Property.

3.8. Contracts. There are no construction, management, leasing, service, equipment, supply, maintenance or concession agreements in effect with respect to the Real Property or the Personalty, except as set forth in Exhibit C (collectively, the “Contracts”). To Seller’s actual knowledge, neither Seller nor any other party is in material default under any Contracts, and no event exists which, with the passage of time or the giving of notice or both, will become a material default thereunder on the part of the Seller or any other party thereto. To Seller’s actual knowledge, Seller is in compliance in all material respects with the terms and provisions of the covenants, conditions, restrictions, rights-of-way or easements affecting the Property.

3.9. Compliance. Seller has not received written notice from any governmental agency or other body of any existing violations of any federal, state, county or municipal laws, ordinances, orders, codes, regulations or requirements affecting the Real Property which have not been cured.

3.10. Litigation. There is no material action, suit or proceeding in court or arbitration which is pending or, to Seller’s actual knowledge, threatened, against or affecting the Property or arising out of the ownership, management or operation of the Real Property.

3.11. FIRPTA. Seller is not a “foreign person” as defined in Section 1445(f)(3) of the Internal Revenue Code.

3.12. No Bankruptcy. Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition of Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, (v) admitted in writing it inability to pay its debts as they come due or (vi) made an offer of settlement, extension or composition to its creditors generally.

3.13. No Other Options. To Seller’s actual knowledge, other than this Agreement, the Property is not subject to any outstanding agreement(s) of sale or options, rights of first refusal or other rights of purchase.

3.14. Patriot Act. Seller is not, and will not be, a person or entity with whom Buyer is restricted from doing business with under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti-Terrorism Laws”), including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List.

3.15. Environmental. Except as set forth in the environmental reports delivered as part of the Property Materials, or as otherwise disclosed in writing to Buyer, Seller has received no written notification from any governmental or quasi-governmental authority that any such authority has alleged or determined that there are violations of any laws relating to Hazardous Materials at the Property, nor, to Seller’s actual knowledge, do any such violations exist.

3A. Limitations Regarding Representations and Warranties. As used in this Agreement, or in any other agreement, document, certificate or instrument delivered by Seller to Buyer, the phrase “to Seller’s actual knowledge”, “to the best of Seller’s actual knowledge” or any similar phrase shall mean the actual, not constructive or imputed, knowledge of Leo H. Daley, Jr., Vice President-Regional Director of FSP Property Management LLC, without any obligation on such individual’s part to make any independent investigation of the matters being represented and warranted, or to make any inquiry of any other persons, or to search or examine any files, records, books, correspondence and the like.

Seller shall have no liability whatsoever to Buyer with respect to any Exception Matters. If Buyer obtains knowledge of any Exception Matters before the Closing, Buyer shall consummate the acquisition of the Property subject thereto, subject to the provisions of Article 4 below; provided, however, if Buyer first obtains knowledge of any Exception Matters between the Effective Date and the Closing, which Exception Matters materially and adversely affect the value to Buyer of the transactions contemplated by this Agreement, Buyer may as its exclusive remedy terminate this Agreement and receive a refund of the Deposit upon written notice given within five (5) business days after Buyer obtains such knowledge of any Exception Matters, in which case Seller shall reimburse Buyer for its actual and substantiated out-of-pocket costs and expenses incurred in connection with this Agreement, in an amount not to exceed $100,000. Upon any such termination of this Agreement, neither party shall have any further rights or obligations hereunder except as expressly provided for herein. Buyer agrees to inform Seller promptly in writing if it obtains knowledge that any representation or warranty of Seller is inaccurate in any material respect, or if it believes that Seller has failed to deliver to Buyer any document or material which Seller is obligated to deliver hereunder.

4. Conditions Precedent to Buyer’s Obligations. All of Buyer’s obligations hereunder are expressly conditioned on the satisfaction at or before the time of Closing hereunder, or at or before such earlier time as may be expressly stated below, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Buyer, at Buyer’s option):

4.1. Accuracy of Representations. All of the representations and warranties of Seller contained in this Agreement shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the date of Closing with the same effect as if made on and as of such date, except as the same may be modified as a result of matters permitted or contemplated by the terms of this Agreement or otherwise as a result of matters outside of the control of Seller (provided that it shall remain a condition to Buyer’s obligation to proceed to Closing that no default shall exist under the Parking Lease or the Ground Lease).

4.2. Performance. Seller shall have performed, observed and complied with all material covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of Closing hereunder.

4.3. Documents and Deliveries. All instruments and documents required on Seller’s part to effectuate this Agreement and the transactions contemplated hereby shall be delivered at Closing and shall be in form and substance consistent with the requirements herein.

4.4. Purchase “As Is”. To the extent in Seller’s possession or control, Seller has previously delivered to Buyer or made available to Buyer at the offices of the Seller or its property management company, without representation or warranty except as expressly set forth herein, the Leases, Contracts, title materials, surveys, real estate tax bills for the current and previous three (3) years, utility bills, permits and such other documents and materials as are listed on Schedule 4.4 attached hereto to the extent in the possession or control of Seller (such items hereafter referred to as the “Property Materials”), except for any materials which are confidential, privileged or proprietary in nature, such as (but not limited to) internal memoranda and analyses, appraisals, financial projections, client and investor correspondence and other similar materials (the “Proprietary Materials”). Buyer hereby acknowledges and agrees that (a) Seller has not independently verified the accuracy of completeness of any of the Property Materials, (b) Seller makes no representation or warranty, express or implied, as to the accuracy or completeness of the Property Materials, and (c) Seller shall have no liability to Buyer as a result of any inaccuracy or incompleteness of any of the Property Materials. In the event that the Closing does not occur in accordance with the terms of this Agreement, Buyer shall return to Seller all of the documents, material or information regarding the Property supplied to Buyer by Seller, together with any additional documents, material or information regarding the Property, regardless of whether supplied by Seller, except to the extent the same are proprietary to Buyer.

4.4.1. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT

LIMITATION, ANY PROSPECTUS DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGERS OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. BUYER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD “AS-IS.”

BUYER REPRESENTS TO SELLER THAT BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INVESTIGATIONS, AND, SUBJECT TO BUYER’S RIGHTS UNDER SECTION 10.2, BUYER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY.

THE PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

4.4.2. Buyer hereby agrees that, if at any time after the Closing, any third party or any governmental agency seeks to hold Buyer responsible for the presence of, or any loss, cost or damage associated with, Hazardous Materials (as defined below) in, on, above or beneath the Real Property or emanating therefrom, then the Buyer waives any rights it may have against Seller, except as otherwise expressly set forth in this Agreement, in connection therewith including, without limitation, under CERCLA (as defined below), and Buyer agrees that it shall not (i) implead the Seller, (ii) bring a contribution action or similar action against the Seller or (iii) attempt in any way to hold the Seller responsible with respect to any such matter. The provisions of this Section 4.4.4 shall survive the Closing. As used herein, “Hazardous Materials” shall mean and include, but shall not be limited to any petroleum product and all hazardous or toxic substances, wastes or substances, any substances which because of their quantities, concentration, chemical, or active, flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including, without limitation, any hazardous or toxic waste or substances which are included under or regulated (whether now exiting or hereafter enacted or promulgated, as they may be amended from time to time) including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601 et seq. (“CERCLA”), the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., similar state laws and regulations adopted thereunder.

4.5. Title and Survey Matters. Prior to the Effective Date of this Agreement, Seller has furnished to Buyer a title report or commitment issued by the Escrow Agent (the “Title Commitment”) with respect to the Property (with copies of all instruments listed as exceptions to title) and a copy of Seller’s most recent existing survey of the Property. Buyer agrees to take title to the Property subject to all matters set forth in the Title Commitment and survey. It shall be a condition to Buyer’s obligation to proceed with Closing that between the Effective Date and the date of Closing, no new survey or title matter shall have arisen which materially adversely affects the title to the Property or the use thereof, unless the same is discharged or endorsed over to Buyer’s reasonable satisfaction in Buyer’s title policy at Closing. Buyer shall notify Seller within three (3) business days after Buyer becomes aware of any such new title or survey matter to which Buyer objects, and if Buyer does not notify Seller of any objection within such three (3) business day period, Buyer shall be deemed to have waived any such objection and shall proceed to Closing without any credit or reduction in the Purchase Price as a result of such title or survey matters. Buyer shall not be entitled to object to, and shall be deemed to have approved, any liens, encumbrances or other title (A) over which the Title Company is willing to insure (without additional cost to Buyer or where Seller pays such cost for Buyer), (B) against which the Title Company is willing to provide affirmative insurance (without additional cost to Buyer or where Seller pays such cost for Buyer), (C) which will be extinguished upon the transfer of the Property, or (D) which are the responsibility of any tenant under the Leases to cure, correct or remove.

4.6. Tenant Estoppel Certificates. Seller shall request from each of the tenants at the Property, and promptly deliver to Buyer to the extent received, estoppel certificates (a) in the form of Exhibit D attached hereto or (b) in such form as is permitted by any tenant Lease (in either case, an “Estoppel Certificate” or “Estoppel Certificates”). For purposes of this Agreement, the “Estoppel Certificate Requirement” shall be receipt by Buyer of Estoppel Certificates duly executed by each of (i) WorleyParsons Group Inc., (ii) New York Life Insurance Co., (iii) Allen, Boone & Humphries, LLC and (iv) Permian Mud Service (collectively, the “Major Tenants”) and from such additional tenants representing, together with the Major Tenants, at least eighty-five percent (85%) of the leased square footage of the Property, and dated not more than thirty (30) days prior to Closing. An Estoppel Certificate shall be deemed to satisfy the Estoppel Certificate Requirement notwithstanding the respective tenant’s qualifying any statement or certification therein by a “best of knowledge” standard or similar provision and notwithstanding any other revisions thereon except to the extent the same are inconsistent with the Lease documents provided by Seller to Buyer and/or the representations of Seller contained herein.

4.7. SNDAs. As an accommodation and not a condition precedent to Closing, Seller shall cooperate with Buyer at no cost to Seller in order to obtain from tenants the form of Subordination, Non Disturbance and Attornment Agreement which may be required by Buyer’s lender (if applicable) signed and notarized by tenants, it being agreed that the failure to obtain any such agreements shall not excuse Buyer from its obligation to proceed to Closing hereunder.

5. Failure of Conditions. In the event Seller shall not be able to convey title to the Property on Closing Date in accordance with the provisions of this Agreement or if the Estoppel Certificate Requirement has not been satisfied, Seller shall have the right to extend the Closing Date for up to thirty (30) days in order to provide additional time to satisfy the conditions precedent hereunder. In the event Seller shall not be able to convey title to the Property on the Closing Date (as the same may be extended) in accordance with the provisions of this Agreement or if the Estoppel Certificate Requirement has not been satisfied, and in any such case Buyer has performed and is not in breach or default hereunder, then Buyer shall have the option, exercisable by written notice to Seller at or prior to Closing, of (1) accepting at Closing such title as Seller is able to convey and/or waiving any unsatisfied condition precedent, with no deduction from or adjustment of the Purchase Price, or (2) declining to proceed to Closing. In the latter event, except as expressly set forth herein, all obligations, liabilities and rights of the parties under this Agreement shall terminate, and the Deposit shall be returned to Buyer. The foregoing is not intended to limit the rights of Buyer in the event of a Seller default as set forth in Section 10.2 hereof.

6. Pre-Closing Matters. From and after the date of this Agreement and until the Closing or earlier termination of the Agreement:

6.1. Leasing Matters. Seller shall not, without the written consent of Buyer, which consent may not be unreasonably withheld, conditioned or delayed (i) effect any material change in any Lease, (ii) renew or extend the term of any Lease, unless the same is an extension or expansion permitted pursuant to the terms of an existing Lease, or (iii) enter into any new Lease or cancel or terminate any Lease. When seeking consent to a new or modified Lease, Seller shall provide notice of the identity of the tenant, a term sheet or letter of intent containing material business terms (including, without limitation, rent, expense base, concessions, tenant improvement allowances, brokerage commissions, and expansion and extension options) and whatever credit and background information with respect to such tenant as Seller customarily obtains in connection with similar leases of the Property. Buyer shall be deemed to have consented to any proposed Lease or Lease modification if it has not responded to Seller within three (3) business days after receipt of such information. Seller shall deliver to Buyer copies of executed versions of any such documents within three (3) business days after the full execution and delivery thereof.

6.2. Adjustment of New Leasing Expenses. Any tenant improvement costs, rent abatements, rent concessions or commissions under Leases or renewals entered into (i) from and after October 31, 2012 through the Effective Date, and (ii) from and after the Effective Date in accordance with the terms of this Agreement, shall in each case be apportioned between Seller and Buyer as of the date of the Closing. Seller shall be responsible for the share of such costs attributable to the portion, if any, of the term of the Lease or renewal occurring prior to the Closing, and Buyer shall be responsible for the share of such costs attributable to the portion of the term of the Lease or renewal occurring after the Closing, with the cost of any tenant improvement, refurbishment rent abatements, rent concessions or commission under said Leases being amortized over the term of the Lease or renewal on a straight line basis. To the extent that said costs are the responsibility of Buyer, they shall be credited to Seller at Closing, if paid by Seller prior to Closing, or paid by Buyer, if due after Closing. To the extent that said costs are the responsibility of Seller, they shall be credited to Buyer at Closing, if not paid as of Closing, or paid by Seller prior to Closing.

6.3. Adjustments of Leasing Expenses. Any tenant improvement costs, rent abatements, concessions or commissions under Leases or renewals entered into prior to October 31, 2012, whether payable prior to or after Closing, shall be Seller’s responsibility and credited to Buyer at Closing if not paid by Seller prior to Closing. Tenant improvement costs, rent abatements, concessions or commissions under Leases or renewals entered into from and after to October 31, 2012 shall be subject to the provisions of Section 6.2 above. To the extent that any tenant terminates its Lease and pays a termination penalty pursuant to the terms of its Lease, the termination penalty shall be prorated between Buyer and Seller.

6.4. Termination for Default. Notwithstanding anything in this Agreement to the contrary, Seller may cancel or terminate any Lease or commence collection, unlawful detainer or other remedial action against any tenant without Buyer’s consent upon the occurrence of a default by the tenant under said Lease. Seller shall deliver to Buyer copies of all default notices and correspondence delivered to or received from any of the tenants in connection with the Leases after the Effective Date of this Agreement.

6.5. Operation of Property. Seller shall operate, maintain and manage the Property in the same manner and condition as Seller has in the past, including, without limitation, continuing repair and preventative maintenance and maintenance of adequate insurance with respect thereto.

6.6. Contracts. All Contracts affecting the Property (collectively, the “Assigned Contracts”) shall be assigned to and assumed by Buyer at Closing. From and after the Effective Date of this Agreement, Seller shall not enter into any new Contracts without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. Buyer shall be deemed to have consented to any proposed new Contract if Buyer has not responded within three (3) business days after Seller’s request for consent thereto.

6.7. No Contracting for Sale of Property. Seller shall not enter into any contract or other written agreement for sale of the Property with any other party.

6.8. No Liens on Property. Seller shall not voluntarily create any liens, easements or other conditions affecting any portion of the Property without the prior written consent of Buyer, which shall not be unreasonably withheld, conditioned or delayed.

7. Closing; Deliveries.

7.1. Time of Closing. The Closing shall take place on December [20], 2012 (subject, however, to extension pursuant to Section 5) (such date, the “Closing Date”) through an escrow closing with the Escrow Agent, unless otherwise agreed to in writing by both Seller and Buyer. If any date on which the Closing would occur by operation of this Agreement is not a business day, the Closing shall occur on the next business day. As used in this Agreement, “business day” shall mean any day which is not a Saturday, Sunday or legal holiday in Houston, Texas.

7.2. Seller Deliveries. On or prior to the Closing Date, Seller shall deliver to Escrow Agent the following:

7.2.1. A special warranty deed (the “Deed”) to the Real Property from Seller, duly executed and acknowledged by Seller and substantially in the form attached hereto as Exhibit E.

7.2.2. A bill of sale for the Personalty from Seller, substantially in the form attached hereto as Exhibit F, duly executed by Seller.

7.2.3. An assignment and assumption of Leases, Contracts and Security Deposits (the “Assignment and Assumption of Leases, Contracts and Security Deposits”) from Seller, substantially in the form attached hereto as Exhibit G, duly executed by Seller.

7.2.4. An assignment of the Intangible Property (the “Assignment of Intangible Property”) from Seller, substantially in the form attached hereto as Exhibit H, duly executed by Seller.

7.2.5. A notice to tenants (the “Tenant Notice Letter”) from Seller advising of the sale of the Property and directing that rent and other payments thereafter be sent to Buyer at the address provided by Buyer at Closing, substantially in the form attached hereto as Exhibit I, duly executed by Seller.

7.2.6. An owner’s affidavit and, if requested by Buyer’s title insurer, a gap indemnity agreement reasonably acceptable to Seller, sufficient for the Buyer’s title insurer to issue, without extra charge, an owner’s policy of title insurance free of any exceptions for unfiled mechanics’ or materialmen’s liens for work performed by Seller (but not any tenants) prior to Closing, or for rights of parties in possession other than pursuant to the Leases, or for defects, liens or encumbrances which might arise in the period between the date and time of the last title update respecting the Property and the earlier of (x) the date and time of recordation of the Deed, and (y) the date which is five (5) days following the Closing.

7.2.7. A Non-Foreign Affidavit as required by the Foreign Investors in Real Property Tax Act (“FIRPTA”), as amended, in the form of Exhibit J, duly executed by Seller.

7.2.8. A certification by Seller substantially in the form attached hereto as Exhibit K that all representations and warranties made by Seller in Article 3 of this Agreement are true and correct in all material respects on the date of Closing, except as may be set forth in such certificate.

7.2.9. An assignment of Ground Lease (the “Assignment of Ground Lease”) from Seller, substantially in the form attached hereto as Exhibit L, duly executed by Seller.

7.2.10. An assignment of Parking Lease (the “Assignment of Parking Lease”) from Seller, substantially in the form attached hereto as Exhibit M, duly executed by Seller.

7.2.11. An assignment of Equipment Lease (the “Assignment of Equipment Lease”) from Seller, substantially in the form attached hereto as Exhibit N, duly executed by Seller.

7.2.12. Keys or combinations to all locks at the Property, to the extent in Seller’s possession. Buyer hereby acknowledges and agrees that Seller shall be permitted to make the items described in this Section 7.2.9. available to Buyer at the Property in lieu of delivering them to Escrow Agent.

7.2.13. Originals of the Leases and copies of lease files at the Real Property, and originals of any Assumed Contracts (except the Proprietary Materials), in each case to the extent in Seller’s possession. Buyer hereby acknowledges and agrees that Seller shall be permitted to make the items described in this Section 7.2.10. available to Buyer at the Property in lieu of delivering them to Escrow Agent.

7.2.14. A Ground Lessor Estoppel Certificate from Ground Lessor and Seller, substantially in the form attached hereto as Exhibit O; provided that Seller’s failure to deliver same shall not constitute a default of Seller hereunder, and Buyer’s sole remedy in the event Seller fails to deliver the same is to terminate this Agreement and receive a refund of its Deposit hereunder

7.2.15. A Parking Lease Estoppel Certificate from parking lessee and Seller, substantially in the form attached hereto as Exhibit P; provided that Seller’s failure to deliver same shall not constitute a default of Seller hereunder, and Buyer’s sole remedy in the event Seller fails to deliver the same is to terminate this Agreement and receive a refund of its Deposit hereunder.

7.2.16. Original letters of credit along with appropriate transfer forms and any fees associated therewith.

7.2.17. All other instruments and documents reasonably required to effectuate this Agreement and the transactions contemplated thereby.

7.2.18. A current certified rent roll for the Property.

7.2.19. Such documents and instruments as are necessary or reasonably required by Buyer or the title insurer to evidence the authority of Seller and its signatories to execute the instruments to be executed by Seller in connection with the transactions contemplated herein, and evidence that the execution of such instruments is the official act and deed of Seller.

7.3. Buyer Deliveries. On or prior to the Closing Date, Buyer shall deliver to Escrow Agent the following:

7.3.1. In accordance with Seller’s instructions, a wire transfer in the amount required under Section 2.2 hereof (subject to the adjustments provided for in this Agreement).

7.3.2. A certification by Buyer substantially in the form attached hereto as Exhibit K that all representations and warranties made by Buyer in Article 16 of this Agreement are true and correct in all material respects on the date of Closing, except as may be set forth in such certificate.

7.3.3. The Assignment and Assumption of Leases, Contracts and Security Deposits, duly executed by Buyer.

7.3.4. The Assignment of Intangible Property, duly executed by Buyer.

7.3.5. The Assignment of Ground Lease, duly executed by Buyer.

7.3.6. The Assignment of Parking Lease, duly executed by Buyer.

7.3.7. The Assignment of Equipment Lease, duly executed by Buyer.

7.3.8. A replacement guaranty acceptable to the Equipment Lessor or other assurance acceptable to the Equipment Lessor sufficient to cause Equipment Lessor to release FSP Phoenix Tower Corp. from its guaranty obligations with respect to the Equipment Lease.

7.3.9. All other instruments and documents reasonably required to effectuate this Agreement and the transactions contemplated thereby.

7.3.10. Such documents and instruments as are necessary or reasonably required by Seller or the title insurer to evidence the authority of Buyer and its signatories to execute the instruments to be executed by Buyer in connection with the transactions contemplated herein, and evidence that the execution of such instruments is the official act and deed of Buyer.

8. Apportionments; Taxes; Expenses.

8.1. Apportionments.

8.1.1. Taxes and Operating Expenses. All real estate taxes, charges and assessments affecting the Property (“Taxes”), all charges for water, electricity, sewer rental, gas, telephone, fuel oil and all other utilities (“Operating Expenses”), to the extent not paid directly by tenants, and all common area maintenance charges billed to tenants on an estimated basis (“CAM Charges”) shall be prorated on a per diem basis as of the date of Closing. Buyer shall be entitled to all income and responsible for all expenses for the period beginning at 12:01 a.m. (Central Time Zone (U.S.A.)) on the date of Closing, except as set forth herein. If any Taxes have not been finally assessed as of the date of Closing for the current fiscal year of the taxing authority, then the same shall be adjusted at Closing based upon the most recently issued bills therefor, and shall be re-adjusted when and if final bills are issued. If any Operating Expenses or CAM Charges cannot conclusively be determined as of the date of Closing, then the same shall be adjusted at Closing based upon the most recently issued bills thus far, and readjusted within 120 days after the end of the calendar year in which the Closing occurs or as soon thereafter as final adjustment figures are available. Buyer hereby agrees to assume all non-delinquent assessments affecting the Property, whether special or general, subject to proration on a per diem basis as of the Closing Date.

If Seller is presently prosecuting tax abatement proceedings, after the Closing, Seller shall continue to be authorized to prosecute such proceedings, and shall be entitled to its pro rata share of any such abatement proceeds. Buyer agrees after the Closing, to the extent reasonably necessary for Seller to continue to prosecute such proceedings, to reasonably cooperate with Seller, to pay its pro rata share of any costs attributable to such proceedings and also agrees to promptly endorse or pay over to Seller any abatement amounts for such years received by Buyer, less applicable costs incurred by Buyer. To the extent that such refunds are paid to Seller and are due to tenants, Seller does hereby covenant and agree that it shall, upon receipt thereof, reimburse tenants for their applicable share of such refunds.

Notwithstanding anything to the contrary contained herein, all reimbursable expenses shall be reconciled at Closing, such that if Seller has collected sums in excess of its reimbursable expenses under the Leases, Seller shall pay such excess to Buyer. In the event that such reconciliation shows that Seller has collected less than its incurred reimbursable expenses under the Leases, Buyer shall remit the shortfall to Seller, when and to the extent actually collected from tenants (with such collections applied first to amounts due with respect to the month in which Closing occurs, and then to any amounts due Buyer with respect to the period of time following the Closing, and then to Seller with respect to any amounts due to Seller with respect to the period of time prior to the Closing) not later than the expiration of one hundred twenty (120) days after the calendar year in which the Closing occurs with respect to the budgeting of such expenses under the Leases.

8.1.2. Rents. Except for delinquent rent, all rent under the Leases shall be prorated to the date of Closing on a collected basis. Delinquent rent shall not be prorated but shall remain the property of Seller. Payments received from tenants from and after the date of Closing shall be applied first to rents then due for the current period and then to amounts owed to Buyer with respect to periods following the Closing, and then to rents delinquent as of the Closing Date. Buyer shall use reasonable efforts to collect delinquent rents for the benefit of Seller, and shall cooperate with Seller in the collection of any delinquent amounts, but shall not be required to terminate any Leases or evict any tenants.

8.1.3. Charges under Assigned Contracts. The unpaid monetary obligations of Seller with respect to any of the Assigned Contracts shall be prorated on a per diem basis as of the date of Closing.

8.1.4. Security Deposits. The Security Deposits (together with any accrued interest thereon as may be required by law or contract) shall be credited to Buyer as of the date of Closing, and to the extent Seller has any Security Deposits held in the form of a letter of credit, such letters of credit shall, at Seller’s expense (to the extent not the responsibility of the tenant under the applicable Lease), be assigned to Buyer as of Closing.

8.1.5. Bankruptcy Distributions. Any portion of bankruptcy distributions (whether or not Seller has filed its proof of claim as of the date hereof) or payments pursuant to (i) settlement agreements (whether prepared by Seller’s in-house counsel or outside counsel), (ii) arrearage payment plans by letters signed by Seller or its agent, (iii) lease termination agreements, (iv) promissory notes, or (v) judgments (whether already obtained by Seller or which result from lawsuits or proceedings filed prior to the Closing) providing for the payment of specified sums, either in a lump sum or in installments, in all cases which are applicable to the time period prior to the date of Closing but payable after the date of Closing and actually received by Buyer, shall be payable to Seller.

8.1.6. Survival. The provisions of this Section 8.1 shall survive the Closing to the extent any monies may be payable pursuant to this Section 8.1 to either party subsequent to the transfer of title to the Property to Buyer. Any reimbursements payable by any tenant under the terms of any Lease affecting the Property as of the Closing Date, which reimbursements pertain to such tenant’s pro rata share of increased operating expenses or common area maintenance costs incurred with respect to the Property at any time prior to the Closing, shall, to the extent not capable of being prorated at Closing, be prorated upon Buyer’s actual receipt of any such reimbursements, on the basis of the respective share of such costs or expenses paid by the Seller and the Buyer during the period in respect of which such reimbursements are payable; and Buyer agrees to pay to Seller, Seller’s pro rata portion of such reimbursements within thirty (30) days after Buyer’s receipt thereof. Conversely, if any tenant under any such Lease shall become entitled at any time after Closing to a refund of tenant reimbursements actually paid by such tenant prior to Closing, then, Seller shall, within thirty (30) days following Buyer’s demand therefor, pay to Buyer any amount equal to Seller’s pro rata share of such reimbursement refund obligations, said proration to be calculated on the same basis as hereinabove set forth. It is agreed that adjustment billings to tenants for operating expenses, common area maintenance charges, taxes or insurance premiums for the accounting year in which the Closing occurs shall be billed by Buyer and shall be adjusted between Seller and Buyer based upon the respective percentages of the total related expenses paid by each of Buyer and Seller for such accounting year. To satisfy Buyer’s foregoing obligation to bill tenants for the full calendar year 2012, within thirty (30) days following Closing, Seller shall provide Buyer with general ledgers for calendar year 2012 through the Closing Date.

8.2. Closing Costs. Buyer shall pay any recordation, transfer, documentary stamp and other taxes and any recording costs or other charges imposed upon recordation of the Deed for the Property. Seller shall pay the title insurance premiums for Buyer’s base form title insurance policy (specifically excluding the deletion of survey coverage). Buyer shall pay all title insurance premiums for any extended coverage or endorsements required by Buyer on the title insurance policy, as well as for the title insurance premiums for any lender title insurance policy, and all survey costs, the costs of its due diligence studies and reports and any recording costs excluding those related to the release of any mortgage or liens created by Seller. Costs and fees of the Escrow Agent shall be divided equally between Seller and Buyer in an amount not to exceed $1,500. Seller and Buyer shall each pay the costs of its own counsel.

9. Damage or Destruction; Condemnation; Insurance.

If at any time prior to the date of Closing there is damage or destruction to the Property, the cost for repair of which exceeds Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00) and the Property cannot be restored to its original condition prior to Closing, or if more than five percent (5%) of the rentable area of the Building is condemned or taken by eminent domain proceedings by any public authority, then, at Buyer’s option, this Agreement shall terminate, and the Deposit shall be returned to Buyer, and except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder.

If there is any damage or destruction or condemnation or taking, regardless of the cost of any repair, and if Buyer elects not to terminate this Agreement as herein provided (to the extent Buyer is entitled to do so), then (1) in the case of a taking, all condemnation proceeds paid or payable to Seller shall belong to Buyer and shall be paid over and assigned to Buyer at Closing, and Seller shall be paid at Closing for the reasonable expenses actually incurred by Seller in connection with such taking; and (2) in the case of a casualty, Seller shall assign to Buyer all rights to any insurance proceeds paid or payable under the applicable insurance policies, less any costs of collection and any sums expended in restoration, and the Seller’s deductible shall be a credit to Buyer against the Purchase Price, and the parties shall proceed with the Closing without any reduction in the Purchase Price payable to Seller.

10. Remedies.

10.1. Buyer Default. In the event Buyer breaches or fails, without legal excuse to complete the purchase of the Property or to perform its obligations under this Agreement and such breach continues for five (5) business days after notice thereof to Buyer (provided, however, there shall be no such notice and cure period applicable to Buyer’s obligation to timely fund the Deposit or pay the Purchase Price or to close the transaction contemplated hereby on the Closing Date as set forth in Section 7.1 above), then Seller shall, as its exclusive remedy therefor, be entitled to receive the Deposit, plus all interest earned and accrued thereon, as liquidated damages (and not as a penalty) in lieu of, and as full compensation for, all other rights or claims of Seller against Buyer by reason of such default. Thereupon this Agreement shall terminate and the parties shall be relieved of all further obligations and liabilities hereunder, except as expressly set forth herein. Buyer and Seller acknowledge that the damages to Seller resulting from Buyer’s breach would be difficult, if not impossible, to ascertain with any accuracy, and that the liquidated damage amount set forth in this Section represents both parties’ best efforts to approximate such potential damages.

10.2. Seller Default. In the event Seller breaches or fails, without legal excuse, to complete the sale of the Property or to perform its obligations under this Agreement and such failure continues for five (5) business days after notice to Seller, Buyer may, as its sole remedy therefor, subject to the next paragraph of this Section 10.2, either (i) enforce specific performance of this Agreement against Seller, provided that any action for specific performance shall be commenced within sixty (60) days after such default, or (ii) terminate this Agreement and receive a return of the Deposit and be reimbursed by Seller for its actual and substantiated out-of-pocket costs and expenses in an amount not to exceed $100,000, it being understood that if Buyer fails to commence an action for specific performance within sixty (60) days after such default, Buyer’s sole remedy shall be to receive a return of the Deposit (together with any interest earned thereon) and be reimbursed by Seller for its actual and substantiated out-of-pocket costs and expenses in an amount not to exceed $100,000. In the latter case, if requested by Seller in writing, Buyer shall deliver to Seller copies of all surveys, title commitments, engineering reports, environmental audits and other third party studies and reports generated by or for Buyer in connection with the Property except to the extent the same are proprietary to Buyer.

Notwithstanding anything to the contrary contained in this Agreement, Buyer agrees that its recourse against Seller under this Agreement or under any other agreement, document, certificate or instrument delivered by Seller to Buyer, or under any law applicable to the Property or this transaction, shall be strictly limited to Seller’s interest in the Property, and that in no event shall Buyer seek or obtain any recovery or judgment against any of Seller’s other assets (if any) or against any of Seller’s partners (or their constituent partners) or any member, director, officer, employee, beneficiary or shareholder of any of the foregoing. Buyer agrees that Seller shall have no liability to Buyer for any breach of Seller’s covenants, representations or warranties hereunder or under any other agreement, document, certificate or instrument delivered by Seller to Buyer, or under any law applicable to the Property or this transaction unless the valid claims for all such breaches collectively aggregate more than Twenty-Five Thousand Dollars ($25,000.00) (the “Floor”), in which event the full amount of such valid claims shall be actionable, up to the cap set forth in the following sentence. Further, Buyer agrees that any recovery against Seller for any breach of Seller’s covenants, representations or warranties hereunder or under any other agreement, document, certificate or instrument delivered by Seller to Buyer, or under any law applicable to the Property or this transaction, shall be limited to Buyer’s actual damages, up to (but not exceeding) One Million Five Hundred Thousand Dollars ($1,500,000.00) in the aggregate, and that in no event shall Buyer be entitled to seek or obtain any other damages of any kind, including, without limitation, consequential, indirect or punitive damages.

10.3. Escrow Holdback. At the Closing, Seller shall deliver to Escrow Agent an amount equal to One Million Five Hundred Thousand Dollars ($1,500,000.00) in cash (the “Holdback Amount”) or instruct Escrow Agent to retain the Holdback Amount from the sale proceeds which would otherwise be disbursed to Seller (such cash, the “Holdback”). The Holdback shall be security for any claims made by Buyer with respect to Seller’s liability after the Closing Date for breaches of any Seller representations, and shall be held by Escrow Agent pursuant to the terms of an escrow agreement in form attached as Exhibit Q hereto (the “Surviving Escrow Agreement”). Seller, Buyer and Escrow Agent shall execute and deliver the Surviving Escrow Agreement at the Closing. Following the Closing and the funding of the Holdback Amount, Seller shall have the right to assign all of its right, title and interest in and to the Surviving Escrow Agreement in accordance with the terms thereof. Following final determination or settlement of the amount of any costs, liabilities, damages or expenses for which Seller is liable in respect of any breach of any Seller representations, Seller and Buyer shall jointly execute a written instruction to the Escrow Agent setting forth the aggregate amount in dollars of the applicable loss that the Escrow Agent is required to disburse funds from the Holdback. From time to time, the Escrow Agent will disburse funds from the Holdback to Buyer or Seller or its designee, as applicable, as Escrow Agent may be directed in joint written instructions of Seller and Buyer or as directed by court order. In the event that there have been no claims asserted by Buyer prior to the last day of the Survival Period (as hereinafter defined) (time being of the essence as to such date), Escrow Agent shall automatically disburse the Holdback as directed by Seller on the first business day after the expiration of the Survival Period. In the event that there have been claims asserted by Buyer prior to the end of the Survival Period which in the aggregate (together with the amount of any previously resolved post-closing claims) are equal to or greater than the Floor but are less than the amount of the Holdback, then, upon the expiration of the Survival Period, Escrow Agent shall continue to hold an amount of the Holdback equal to the aggregate amount so claimed by Buyer, and the balance shall be disbursed as directed by Seller.

The provisions of this Section 10 shall survive the Closing.

11. Confidentiality. Buyer agrees to keep confidential and not to use, other than in connection with its determination whether to proceed with the purchase of the Property in accordance with Section 4.4 hereof, any of the documents, material or information regarding the Property supplied to Buyer by Seller or by any third party at Seller’s request, including, without limitation any environmental site assessment reports furnished to Buyer except to Buyer’s consultants on a “need to know” basis, and Buyer agrees to be responsible for damages to Seller caused by any breach of this provision by such consultant. In addition, prior to the Closing, Buyer shall not disclose the existence of this Agreement or of any of the terms hereof, or issue any press release or other information to the public regarding the transaction contemplated herein, except as may be expressly approved in advance by Seller. Notwithstanding the foregoing, Buyer and Seller shall be permitted to make such disclosures as are required by the law, including the securities laws and laws relating to financial reporting. Buyer specifically acknowledges that the limited partner of Seller is a public reporting company with the United States Securities and Exchange Commission. Buyer acknowledges that it is aware that the United States and other applicable securities laws prohibit any person who is in possession of material, non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities on the basis of such material, non-public information. Each of Buyer and Seller agrees to indemnify and hold harmless the other from and against any and all losses, damages, claims and liabilities of any kind (including, without limitation, reasonable attorneys’ fees) arising out of its breach of this Section 11. The provisions of this Section 11 shall survive the Closing or earlier termination of this Agreement.

12. Possession. Possession of the Property shall be surrendered to Buyer at Closing, subject to the rights of tenants under the Leases and to the other matters permitted pursuant to this Agreement.

13. Notices. All notices and other communications provided for herein shall be in writing and shall be sent to the address set forth below (or such other address as a party may hereafter designate for itself by notice to the other parties as required hereby) of the party for whom such notice or communication is intended:

13.1. If to Seller:

c/o Franklin Street Properties Corp.

401 Edgewater Place

Wakefield, Massachusetts 01880

Attention: Scott H. Carter, Esq.

Email: scarter@franklinstreetproperties.com

With a copy to:

Venable LLP

1270 Avenue of the Americas

New York, New York 10020

Attention: Brian N. Gurtman, Esq.

Email: bgurtman@venable.com

If to Buyer:

c/o Parkway Properties, Inc.

390 North Orange Avenue, Suite 2400

Orlando, Florida 32801

Attention: Jason Bates

Email: jbates@pky.com

With a copy to:

Parkway Properties, Inc.

390 North Orange Avenue, Suite 2400

Orlando, Florida 32801

Attention: Jeremy Dorsett, Esq.

Email: jdorsett@pky.com

And a copy to:

Bryan Cave LLP

301 S. College Street, Suite 3400

Charlotte, North Carolina 28202

Attention: Bryan P. Durrett, Esq.

Email: bryan.durrett@bryancave.com

If to the Escrow Agent to:

Chicago Title Insurance Company

2001 Bryan Street, Suite 1700

Dallas, Texas 75201

Attention: Joycelyn Armstrong

Email: armstrongjo@ctt.com

Any such notice or communication shall be sufficient if sent by registered or certified mail, return receipt requested, postage prepaid; by hand delivery; by overnight courier service; or by e-mail (provided that such e-mail delivery is confirmed by the sender by delivery service or by mail in the manner previously described within 24 hours after such transmission is sent). Any such notice or communication shall be effective when delivered or when delivery is refused.

14. Brokers. Buyer and Seller each represents to the other that it has not dealt with any broker or agent in connection with this transaction other than CB Richard Ellis to whom Seller shall pay a commission to Broker pursuant to a separate agreement, if, as and when the Closing and funding occur, but not otherwise. Each party hereby indemnifies and holds harmless the other party from all loss, cost and expense (including reasonable attorneys’ fees) arising out of a breach of its representation or undertaking set forth in this Section 14. The provisions of this Section 14 shall survive Closing or the termination of this Agreement.

15. Escrow Agent. Escrow Agent shall hold the Deposit in accordance with the terms and provisions of this Agreement, subject to the following:

15.1. Obligations. Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against Escrow Agent.

15.2. Reliance. Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes, and any statement or assertion contained in such writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instrument in connection with the provisions of this Agreement has been duly authorized to do so. Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited in escrow, nor as to the identity, authority, or right of any person executing the same, and Escrow Agent’s duties under this Agreement shall be limited to those provided in this Agreement. Upon receipt by Escrow Agent from either Buyer or Seller (the “Notifying Party”) of any notice or request (the “Escrow Demand”) to perform any act or disburse any portion of the monies held by Escrow Agent under the terms of this Agreement, Escrow Agent shall give written notice to the other party (the “Notified Party”). If within seven (7) days after the giving of such notice, Escrow Agent does not receive any written objection to the Escrow Demand from the Notified Party, Escrow Agent shall comply with the Escrow Demand. If Escrow Agent does receive written objection from the Notified Party in a timely manner, Escrow Agent shall take no further action until the dispute between the parties has been resolved.

15.3. Indemnification. Unless Escrow Agent discharges any of its duties under this Agreement in a negligent manner or is guilty of willful misconduct with regard to its duties under this Agreement, Seller and Buyer shall indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or other expenses, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in such connection Seller and Buyer shall indemnify Escrow Agent against any and all expenses including reasonable attorneys’ fees and the cost of defending any action, suit or proceeding or resisting any claim in such capacity.

15.4. Disputes. If the parties (including Escrow Agent) shall be in disagreement about the interpretation of this Agreement, or about their respective rights and obligations, or the propriety of any action contemplated by Escrow Agent, or the application of the Deposit, Escrow Agent shall hold the Deposit until the receipt of written instructions from both Buyer and Seller or a final order of a court of competent jurisdiction. In addition, in any such event, Escrow Agent may, but shall not be required to, file an action in interpleader to resolve the disagreement. Escrow Agent shall be indemnified for all costs and reasonable attorneys’ fees in its capacity as Escrow Agent in connection with any such interpleader action and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment in the interpleader action is received.

15.5. Counsel. Escrow Agent may consult with counsel of its own choice and have full and complete authorization and protection in accordance with the opinion of such counsel. Escrow Agent shall otherwise not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind, unless caused by its negligence or willful misconduct.

15.6. Interest. All deposits into the escrow shall be held by the Escrow Agent in an interest bearing account. All interest earned on the Deposit shall be deemed to be part of the Deposit and shall accrue to the benefit of Buyer except to the extent the Deposit becomes payable to Seller pursuant to Section 10.1. In such event the interest earned on the Deposit shall accrue to the benefit of the Seller.

16. Representations of Buyer. Buyer represents and warrants that:

16.1. Authority. Buyer is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware, duly qualified to transact business in the State of Texas, and has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Buyer has been duly authorized.

16.2. No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of Buyer does not and will not violate any applicable law, ordinance, statute, rule, regulation, order, decree or judgment, conflict with or result in the breach of any material terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of the Buyer by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which Buyer is a party or which is or purports to be binding upon Buyer or which otherwise affects Buyer, which will not be discharged, assumed or released at Closing. No action by any federal, state or municipal or other governmental department, commission, board, bureau or instrumentality is necessary to make this Agreement a valid instrument binding upon Buyer in accordance with its terms.

16.3. OFAC Compliance. Buyer is in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation or executive orders are collectively referred to herein as the “Orders”).

Neither Buyer nor any beneficial owner of Buyer:

a) is listed on the Specifically Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Orders or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (collectively, the “Lists”);

b) is a person who has been determined by competent authority to be subject to the prohibitions contained in the Orders;

c) is owned or controlled by, or acts for or on behalf of, any person or entity listed on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

d) shall transfer or permit the transfer of any interest in Buyer or any beneficial owner in Buyer to any person or entity who is, or any of whose beneficial owners are, listed on the Lists.

17. Miscellaneous.

17.1. Assignability. Buyer may not assign or transfer all or any portion of its rights or obligations under this Agreement to any other individual, entity or other person without first obtaining the prior written consent of Seller. Notwithstanding the foregoing, Buyer may, without Seller’s consent but upon at least five (5) business days’ advance notice to Seller, assign its rights under this Agreement to an entity that is wholly owned, either directly or indirectly, by Parkway Properties, Inc. or Parkway Properties LP; provided, however, no such assignment shall relieve Buyer of its obligations hereunder. No assignment or transfer by Buyer will be permitted if such assignment or transfer would, in Seller’s opinion, cause this transaction to violate any provision of applicable law.

17.2. Governing Law; Bind and Inure. This Agreement shall be governed by the law of the State of Texas and shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and personal representatives.

17.3. Recording. Neither this Agreement nor any notice or memorandum hereof shall be recorded in any public land record. A violation of this prohibition shall constitute a material breach entitling the non-breaching party to terminate this Agreement.

17.4. Time of the Essence. Time is of the essence of this Agreement.

17.5. Headings. The headings preceding the text of the paragraphs and subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

17.6. Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.7. Exhibits. All Exhibits which are referred to herein and which are attached hereto or bound separately and initialed by the parties are expressly made and constitute a part of this Agreement.

17.8. Survival. Unless otherwise expressly stated in this Agreement, each of the warranties and representations of Seller and Buyer shall survive the Closing and delivery of the deed and other closing documents by Seller to Buyer, and shall not be deemed to have merged therewith; provided, however, that any suit or action for breach of any of the representations or warranties set forth herein must be commenced within nine (9) months after the Closing (the “Survival Period”) or any claim based thereon shall be deemed irrevocably waived. Unless expressly made to survive, all obligations and covenants of Seller contained herein shall be deemed to have been merged into the Deed and shall not survive the Closing.

17.9. Use of Proceeds to Clear Title. To enable Seller to make conveyance as herein provided, Seller may, at the time of Closing, use the Purchase Price or any portion thereof to clear the title of any or all encumbrances or interests, provided that provision reasonably satisfactory to Buyer’s attorney is made for prompt recording of all instruments so procured in accordance with conveyancing practice in the jurisdiction in which the Property is located.

17.10. Submission not an Offer or Option. The submission of this Agreement or a summary of some or all of its provisions for examination or negotiation by Buyer or Seller does not constitute an offer by Seller or Buyer to enter into an agreement to sell or purchase the Property, and neither party shall be bound to the other with respect to any such purchase and sale until a definitive agreement satisfactory to the Buyer and Seller in their sole discretion is executed and delivered by both Seller and Buyer.

17.11. Entire Agreement; Amendments. This Agreement and the Exhibits hereto set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as contained herein. This Agreement may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party or parties against whom enforcement of any waiver, change, modification, consent or discharge is sought.

17.12. Counterparts; Electronic Signatures. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Facsimile and electronically transmitted signatures shall for all purposes be treated as originals.

17.13. Attorneys’ Fees. In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs.

17.14. Waiver of Jury Trial. Each party to this Agreement hereby expressly waives any right to trial by jury of any claim, demand, action or cause of action (each, an “Action”) (a) arising out of this Agreement, including any present or future amendment thereof or (b) in any way connected with or related or incidental to the dealings of the parties or any of them with respect to this Agreement (as hereafter amended) or any other instrument, document or agreement executed or delivered in connection herewith, or the transactions related hereto or thereto, in each case whether such Action is now existing or hereafter arising, and whether sounding in contract or tort or otherwise and regardless of which party asserts such Action; and each party hereby agrees and consents that any such Action shall be decided by court trial without a jury, and that any party to this Agreement may file an original counterpart or a copy of this Section 17.14 with any court as written evidence of the consent of the parties to the waiver of any right they might otherwise have to trial by jury.

17.15. No Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, nor shall a waiver in any instance constitute a waiver in any subsequent instance. No waiver shall be binding unless executed in writing by the party making the waiver.

17.16. Rules of Construction. Article and Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement. All references to “Article” or “Sections” without reference to a document other than this Agreement, are intended to designate articles and sections of this Agreement, and the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular Article or Section, unless specifically designated otherwise. The use of the term “including” shall mean in all cases “including but not limited to,” unless specifically designated otherwise. No rules of construction against the drafter of this Agreement shall apply in any interpretation or enforcement of this Agreement, any documents or certificates executed pursuant hereto, or any provisions of any of the foregoing.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

SELLER:
FSP PHOENIX TOWER LIMITED PARTNERSHIP, a Texas limited partnership
By: FSP Phoenix Tower LLC,
a Delaware limited liability company, its general partner

By:	/s/ George C. Carter
	Name:	George C. Carter
	Title:	President

BUYER:

PKY 3200 SW FREEWAY, LLC, a Delaware limited liability company

By:	Parkway Properties LP,
a Delaware limited partnership, its sole member

	By:	Parkway Properties General Partners, Inc.,
a Delaware corporation, its sole general partner

		By:	/s/ Jeremy Dorsett
		Name:	Jeremy Dorsett
		Title	Executive Vice President and General Counsel

		By:	/s/ Mandy M. Pope
		Name:	Mandy M. Pope
		Title:	Executive Vice President and Chief Accounting Officer

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ Joycelyn Armstrong
	Name:	Joycelyn Armstrong
	Title:	Commercial Escrow Officer

LIST OF EXHIBITS

Exhibit A	—	Description of Land

Exhibit B	—	List of Leases

Exhibit B-1	—	List of Unpaid Commissions

Exhibit C	—	List of Contracts

Exhibit D	—	Form of Estoppel Certificate

Exhibit E	—	Form of Deed

Exhibit F	—	Form of Bill of Sale

Exhibit G	—	Form of Assignment and Assumption of Leases, Contracts and Security Deposits

Exhibit H	—	Form of Assignment of Intangible Property

Exhibit I	—	Form of Tenant Notice Letter

Exhibit J	—	Form of Non-Foreign Affidavit

Exhibit K	—	Form of Certificate of Representations and Warranties

Exhibit L	—	Form of Assignment of Ground Lease

Exhibit M	—	Form of Assignment of Parking Lease

Exhibit N	—	Form of Assignment of Equipment Lease

Exhibit O	—	Form of Ground Lessor Estoppel Certificate

Exhibit P	—	Form of Parking Lease Estoppel Certificate

Exhibit Q	—	Form of Holdback Escrow Agreement

Schedule 4.4	—	Due Diligence Items List

EXHIBIT A

Description of Land

TRACT I:

Description of a 2.1840 acre (95,134 square feet) tract of land being the same 2.1840 acre tract described in a deed to Phoenix Tower, L.P., a Texas limited partnership as recorded under Harris County Clerk’s File No. V029748, situated in the A. C. Reynolds Survey, Abstract No. 61, in the City of Houston, Harris County, Texas, said 2.1840 acre tract of land being more particularly described by metes and bounds as follows (with bearings being referenced to the aforementioned 2.1840 acre tract recorded under Harris County clerk’s File No. V029748);

BEGINNING at a 60d nail found in the northerly right-of-way line of U. S. Highway 59 (Southwest Freeway, 360 feet wide) at the southeast corner of Block 1, Reserve “A” of GREENWAY PLAZA as recorded in Film Code No. 421110 of the Harris County Map Records, said point also being in the Southwest corner of the herein described tract, from which a found 60d nail bears South 45° 00’ East, a distance of 0.05 foot;

THENCE, North 12° 18’ 43” West, along the easterly line of said GREENWAY PLAZA, a distance of 370.00 feet to an “X” cut in concrete found in a southerly line of said GREENWAY PLAZA, for the northwest corner of this herein described tract, from which a found brass disk bears North 45° 00’ West, a distance of 0.12 foot;

THENCE, North 77° 41’ 17” East, along a southerly line of said GREENWAY PLAZA, a distance of 256.35 feet to a brass disk found for the northeast corner of this herein described tract in the westerly right-of-way line of Buffalo Speedway (107 feet wide) said point also being the arc of a curve to the right;

THENCE, Southeasterly, along the westerly right-of-way line of said Buffalo Speedway and along the arc of said curve to the right having a radius of 5,672.65 feet, a central angle of 03° 18’ 11”, a chord bearing South 12° 55’ 12” East, a distance of 326.99 feet) an arc distance of 327.04 feet to an “X” cut in concrete found marking the most northerly northwest cut back corner at the intersection of the westerly right-of-way line of said Buffalo Speedway and the northerly right-of-way line of the aforesaid U. S. Highway 59;

THENCE, South 33° 17’ 52” West, along said cut back line, a distance of 61.50 feet to a 5/8-inch iron rod found for the most southerly southwest corner of this herein described tract in the northerly right-of-way line of said U.S. Highway 59;

THENCE, South 77° 41’ 10” West, along the northerly right-of-way line of said U. S. Highway 59, a distance of 215.87 feet to the POINT OF BEGINNING and containing a computed area of 2.1840 acres (95,134 square feet) of land.

TRACT II (LEASEHOLD TRACT):

Leasehold Estate created by that certain Ground Lease dated May 1, 1984 by and between Greenway Plaza, Ltd. as Lessor and Greenway Building Joint Venture, as Lessee, as disclosed by instruments filed under H.C.C.F. Nos. K347663, R724673, R906155 and V029750 covering the following tract of land:

Description of 1,995 square feet (0.0458 acres) of land located in the A. C. Reynolds Survey, Abstract 61, Harris County, Texas being more fully described by metes and bounds as follows with bearings referenced to the Texas State Plane Coordinate System, South Central Zone;

BEGINNING at a found 60d nail in the northerly right-of-way line of U. S. Highway 59 (Southwest Freeway, 360 foot wide) said point being the southwest corner of a 66,983 square foot tract, as described in Volume 6327, Page 156, of the Harris County Deed Records and the Southeast corner of the herein described tract, from which a found 60d nail bears South 45° 00’ East, a distance of 0.05 foot;

THENCE, South 77° 41’ 17” West, along the northerly right-of-way line of said U. S. Highway 59, a distance of 13.30 feet to a 5/8-inch iron rod set for the southwest corner of this herein described tract;

THENCE, North 12° 18’43” West, a distance of 150.00 feet to a pk nail set in a expansion joint for the northwest corner of this herein described tract;

THENCE, North 77° 41’ 17” East, a distance of 13.30 feet to an “X” set in concrete for the northeast corner of this herein described tract in the West line of the aforesaid 66,983 square foot tract;

THENCE, South 12° 18’ 43” East, along the easterly line of this tract and the westerly line of said 66,983 square foot tract, a distance of 150.00 feet to the POINT OF BEGINNING and containing a computed area of 0.0458Acre tract (1,995 square feet) of land.

TRACT III (EASEMENT ESTATE):

Being a non-exclusive access easement as shown and depicted on the Subdivision Map of the “Partial Replat of Greenway Plaza Section One” a subdivision of record in Volume 180, Page 1 of the Harris County Map Records, and also referenced under County Clerk’s File No’s. C289523, H767557, H767558, H767559, H767560, H767561 and J759802 of Harris County, Texas

1

EXHIBIT B

List of Leases

303 Capital Partners, L.L.C.	Lease Agreement dated June 29, 2004

First Amendment to Lease Agreement dated October 1, 2004

Second Amendment to Lease Agreement dated May 27, 2005

Third Amendment to Lease Agreement dated September 14, 2005

Fourth Amendment to Lease Agreement dated January 13, 2006

Fifth Amendment to Lease Agreement dated September 30, 2008

Sixth Amendment to Lease Agreement dated October 18, 2011

Certificate of Commencement Date dated May 25, 2006 Letter dated March 15, 2010

Accounting Principals, Inc.	Lease Agreement dated 10/15/07 Address

Change notice dated 03/18/11

Certificate of Commencement Date dated 01/28/08

Allen Boone Humphries Robinson LLP	Lease Agreement dated 06/10/03

First Amendment to Lease Agreement dated 05/10/05

Second Amendment to Lease Agreement dated 12/29/07

Certificate of Commencement Date dated 07/02/08

Amegy Bank NA	ATM Lease Agreement dated 11/01/10

Apex Compressed Air Energy Storage, LLC	Lease Agreement dated 03/16/11

Certificate of Commencement Date dated 05/19/11

First Amendment to Lease Agreement dated 10/31/12

Brasada Capital Management, L.P.	Lease Agreement dated 08/21/08

First Amendment to Lease Agreement dated 12/31/08

Certificate of Commencement Date dated 11/18/08

Letter Agreement dated 02/26/09

Brite’s Oil and Gas LTD	Lease Agreement dated 05/14/10

Certificate of Commencement Date dated 07/30/10

Chelsea Place Design, Inc.	Lease Agreement dated 03/31/97

First Amendment to Lease Agreement dated 12/21/01

Second Amendment to Lease Agreement dated 02/11/04

Third Amendment to Lease Agreement dated 04/14/05

Fourth Amendment to Lease Agreement dated 08/29/08

Cogent Communications, Inc.	Telecommunications License Agreement dated 3/01/10

Detechtion Technologies LLC	Lease Agreement dated 12/08/11

Certificate of Commencement Date dated 04/26/12

1

Donato, Minx, Brown & Pool, P.C.	Lease Agreement dated 07/16/96

First Amendment to Lease Agreement dated 11/30/99

Second Amendment to Lease Agreement dated 01/20/00

Third Amendment to Lease Agreement dated 10/26/01

Fourth Amendment to Lease Agreement dated 04/24/03

Fifth Amendment to Lease Agreement dated 11/18/04

Sixth Amendment to Lease Agreement dated 09/16/10

Seventh Amendment to Lease Agreement dated 01/13/12

Certificate of Commencement Date dated 11/09/10

DPR Construction	Lease Agreement dated 06/25/12

Certificate of Commencement Date dated 09/28/12

Edison McDowell & Hetherington, LLP	Lease Agreement dated 09/30/09

First Amendment to Lease Agreement dated 11/24/09

Second Amendment to Lease Agreement dated 02/18/10

Third Amendment to Lease Agreement dated 04/16/10

Fourth Amendment to Lease Agreement dated 07/20/10

Fifth Amendment to Lease Agreement dated 10/22/10

Sixth Amendment to Lease Agreement dated 09/15/11

Certificate of Commencement Date dated 03/25/10

Certificate of Commencement Date dated 05/25/10

Certificate of Commencement Date dated 08/19/10

Certificate of Commencement Date dated 10/25/11

Certificate of Commencement Date dated 11/04/09

Certificate of Commencement Date dated 11/30/10

Certificate of Commencement Date dated 12/30/09

Early Entry Indemnity Agreement dated 09/25/09

Electronic Tracking Systems	Antenna Site License Agreement dated 06/01/04

First Amendment to Antenna Site License Agreement dated 05/31/07

Second Amendment to Antenna Site License Agreement dated 01/04/10

Forethought National Life Insurance Company	Lease Agreement dated 04/27/09

First Amendment to Lease Agreement dated 01/14/10

Second Amendment to Lease Agreement dated 01/28/11

Certificate of Commencement Date dated 02/26/10

Certificate of Commencement Date dated 04/13/11

Certificate of Commencement Date dated 06/23/09

Consent dated 10/30/09

Goulden Williams, LTD (dba Capital Healthcare Planning)	Lease Agreement dated 08/15/08 Certificate of Commencement Date dated 12/19/08

2

Henke Law Firm, LLP	Lease Agreement dated 12/16/11

Henslee Schwartz, LLP	Lease Agreement dated 11/11/99

First Amendment to Lease Agreement dated 01/25/02

Second Amendment to Lease Agreement dated 10/31/02

Third Amendment to Lease Agreement dated 06/25/04

Fourth Amendment to Lease Agreement dated 04/26/10

Fifth Amendment to Lease Agreement dated 12/30/10

Certificate of Commencement Date dated 02/10/11

Certificate of Commencement Date dated 05/27/10

Landlord’s Consent to Sublease dated 09/15/11

Howard Weil, Inc. (former Legg Mason Wood Walker, Inc.)	Lease Agreement dated 07/07/03 First Amendment to Lease Agreement dated 03/16/06

Second Amendment to Lease Agreement dated 04/29/10

Assignment and Assumption of Lease dated 10/31/03

Certificate of Commencement Date dated 07/26/10

Transfer Consent Letter 04/12/12

Idea Integration Corp. (former Berger IT Co.)	Lease Agreement dated 01/31/03

First Amendment to Lease Agreement dated 05/25/05

Second Amendment to Lease Agreement dated 06/08/07

Third Amendment to Lease Agreement dated 10/31/07

Memorandum of Understanding dated 01/16/08

Fourth Amendment to Lease Agreement dated 05/15/08

Fifth Amendment to Lease Agreement dated 01/07/09

Sixth Amendment to Lease Agreement dated 10/01/09

Certificate of Commencement Date dated 12/03/09

Lease Guaranty Agreement dated 01/24/03

Lease Notice dated 10/26/05

Lease Notice dated 10/30/07

Letter Agreement dated 08/20/08

Letter Agreement dated 11/06/08

Notice of Address Change dated 03/18/11

Ingenia Polymers, Inc.	Lease Agreement dated 11/30/05

First Amendment to Lease Agreement dated 08/22/08

Second Amendment to Lease Agreement dated 03/30/12

Certificate of Commencement Date dated 01/06/09

Certificate of Commencement Date dated 03/15/06

JDPage LLC	Lease Agreement dated 01/03/08

Certificate of Commencement Date dated 02/08/08

3

JM Equity Venture, Ltd., L.L.P.	Lease Agreement dated 12/13/05
Certificate of Commencement Date dated 03/22/06
Lease Guaranty Agreement dated 12/14/05

Landlord’s Consent to Sublease dated 03/03/10

Excess Sublease Rent Schedule 03/15/10

Landlord’s Consent to First Amendment to Sublease dated 03/02/12

Joule Processing LLC	Lease Agreement dated 10/21/11
First Amendment to Lease Agreement dated 08/06/12

Certificate of Commencement Date dated 11/07/11

Keefe, Bruyete & Woods, Inc.	Lease Agreement dated 04/18/07
First Amendment to Lease Agreement dated 11/19/12

Certificate of Commencement Date dated 08/24/07

The Lincoln National Life Insurance	Lease Agreement dated 02/27/09
Company	Certificate of Commencement Date dated 04/14/09

Logix Communications	Telecommunications License Agreement dated 12/01/10
Certificate of Commencement Date dated 12/23/10

Ryan Specialty Group, LLC, successor	Lease Agreement dated 11/26/07
in interest to MaClean Oddy &	Lease Notice dated 11/10/08
Associates, Inc. (dba Global Special	Certificate of Commencement Date dated 01/28/08
Risks)	First Amendment to Lease Agreement dated 11/19/12

MCIMetro Access Transmission	Telecommunications License Agreement dated 07/31/06
Services, LLC	Address Change Notice dated 02/05/10
Address Change Notice dated 12/16/11

Renewal Notice dated 07/15/11

Network Appliance, Inc.	Lease Agreement dated 06/30/00
First Amendment to Lease Agreement dated 06/06/05

Second Amendment to Lease Agreement dated 03/07/06

Third Amendment to Lease Agreement dated 06/25/07

Certificate of Commencement Date dated 01/18/08

Lease Notice dated 09/18/08

Lease Notice dated 11/25/08

New York Life Insurance Company	Lease Agreement dated 12/29/11
Lease Notice dated 12/31/11

Phillips Akers Womac PC (formerly	Lease Agreement dated 08/01/96
Phillips & Akers, P.C.)	First Amendment to Lease Agreement dated 01/12/01

Second Amendment to Lease Agreement dated 08/05/01

Third Amendment to Lease Agreement dated 07/01/05

4

Fourth Amendment to Lease Agreement dated 12/15/10

Certificate of Commencement Date dated 02/09/11

Storage Lease dated 07/01/89

Landlord’s Consent to Sublease dated 08/02/11

Landlord’s Consent to Sublease dated 08/06/12

Notice of Name Change dated 08/25/11

Permian Mud Service, Inc. (aka Champion Technologies)	Lease Agreement dated 04/28/05 First Amendment to Lease Agreement dated 10/16/07

Second Amendment to Lease Agreement dated 05/31/11

Certificate of Commencement Date dated 04/04/12

Third Amendment to Lease Agreement dated 01/12/12

Certificate of Commencement Date dated 09/01/11

Storage License Agreement dated 04/01/11

Storage License Agreement 04/01/12

Phoenix Gas Pipeline Co.	Lease Agreement dated 08/22/94

First Amendment to Lease Agreement dated 06/30/99

Second Amendment to Lease Agreement dated 09/15/04

Third Amendment to Lease Agreement dated 07/28/09

Certificate of Commencement Date dated 08/31/09

Phonoscope, Ltd.	Telecommunications License Agreement dated 07/01/04

Riverrock Management Company LLC (formerly Renegade Capital LP)	Lease Agreement dated 08/14/08 First Amendment to Lease Agreement 8/21/12

Certificate of Commencement Date dated 09/30/08

RGN-Houston IV, LLC (formerly Aletcor Enterprises)	Lease Agreement dated 12/31/98 First Amendment to Lease Agreement dated 11/30/02

Second Amendment to Lease Agreement dated 05/18/05

Consent of Landlord dated 04/23/08

Third Amendment to Lease Agreement dated 03/02/12

Lease Guaranty Agreement dated 05/26/05

Lease Notice dated 08/26/09

Settlement Facility— Dow Corning Trust	Lease Agreement dated 12/29/11

Certificate of Commencement Date dated 04/02/12

Skyline Houston Deli LLC	Lease Agreement dated 08/28/03

First Amendment to Lease Agreement 09/28/12

Increase Notice dated 12/01/09

Rent Reduction Notice dated 06/29/10

Rent Reduction Notice 11/12/07

5

Sprint Communications Company L.P.	Lease Agreement dated 03/31/89

First Amendment to Lease Agreement dated 10/29/91

Second Amendment to Lease Agreement dated 07/29/94

Third Amendment to Lease Agreement dated 11/07/94

Fourth Amendment to Lease Agreement dated 05/04/99

Fifth Amendment to Lease Agreement dated 06/28/02

Sixth Amendment to Lease Agreement dated 06/22/07

Seventh Amendment to Lease Agreement dated 06/13/12

Change of Address Notice dated 08/20/10

Certificate of Commencement Date dated 04/11/08

Stanley Capital Management LLC Lease	Agreement dated 12/23/10

Certificate of Commencement Date dated 04/28/11

Landlord’s Consent to Sublease dated 04/11/11

Sullins, Johnston, Rohrbach & Magers, P.C.	Lease Agreement dated 07/21/97

First Amendment to Lease Agreement dated 10/27/97

Second Amendment to Lease Agreement dated 06/23/04

Third Amendment to Lease Agreement dated 07/23/09

Certificate of Commencement Date dated 09/02/09

Susman Tisdale Gayle Architects, Inc.	Lease Agreement dated 07/16/08

First Amendment to Lease Agreement dated 05/31/11

Second Amendment to Lease Agreement dated 08/06/12

Certificate of Commencement Date dated 11/07/08

Teleport Communications Houston, Inc. (a wholly-owned subsidiary of AT&T Corp.)	Telecommunications License Agreement dated 07/01/11

Thompson & Horton, LLP	Lease Agreement dated 11/09/10

First Amendment to Lease Agreement dated 08/16/11

Certificate of Commencement Date dated 02/01/11

Certificate of Commencement Date dated 09/01/11

Landlord’s Consent to Sublease dated 08/29/11

Thrasher & Associates, P.C.	Lease Agreement dated 12/01/97

First Amendment to Lease Agreement dated 12/27/01

Second Amendment to Lease Agreement dated 08/22/06

Third Amendment to Lease Agreement dated 07/12/10

Certificate of Commencement Date dated 08/12/10

Traditum Group LLC	Lease Agreement dated 08/16/11

Certificate of Commencement Date dated 09/22/11

Transystems Corporation	Lease Agreement dated 11/13/08

Certificate of Commencement Date dated 03/05/09

6

TW Telcom of Texas LLC	Telecommunications License Agreement dated 11/17/10

Certificate of Commencement Date dated 01/05/11

Vaco Houston, LLC (formerly Mackey & Tanner, L.L.C.)	Lease Agreement dated 08/20/01 First Amendment to Lease Agreement dated 08/05/05

Second Amendment to Lease Agreement dated 11/30/11

Certificate of Commencement Date dated 12/01/05

W Douglas Matthews (dba Matthews Law Firm)	Lease Agreement dated 11/21/01

First Amendment to Lease Agreement dated 10/07/02

Second Amendment to Lease Agreement dated 09/20/05

Third Amendment to Lease Agreement dated 08/31/10

Certificate of Commencement Date dated 09/30/10

Storage License Agreement dated 01/07/02

WorleyParsons Group Inc	Lease Agreement dated 03/30/12

7

EXHIBIT B-1

List of Unpaid Commissions

Apex Compressed Air Energy Storage, LLC., First Amendment to Lease Agreement, dated October 31, 2012:

Studley:	$3,234.98
Hines:	$1,617.49

Ryan Specialty Group, LLC (dba Global Special Risks), First Amendment to Lease dated 11/26/12:

Studley:	$27,859.83
Hines:	$13,929.92

1

EXHIBIT C

List of Contracts

Vendor	Document	Service
AbitibiBowater	Building Services Contract 01/2009	Recycling
ABM Services	Building Services Contract 11/2009	Janitorial
Admiral Linen Uniform Service	Services and Goods Agreement 12/2011	Uniform Service
Allied Barton	Building Services Contract 1997	Security
Allied Waste	Building Services Contract 11/2009	Trash
Ambius	Building Services Contract 8/2010 Add-On to Building Services Contract 12/2010	Holiday Decor
Amegy Bank	Lease Agreement 11/2010	ATM
Amerex Energy Services	Contracted Energy Positions 3/2012	Energy
AMST	Building Services Contract 10/1996 Supplemental Letter Agreements 6/1999 and 7/2004	Metal Refinishing
Belfor USA	Building Services Contract 3/2011	Disaster Recovery
Constellation NewEnergy	Master Retail Electricity Supply Agreement 9/2011	Electricity provider
Corporate Care	Building Services Contract 8/1996 Supplemental Letter Agreement 7/2004	Carpet Maintenance
Datawatch	Building Services Contract 4/2012	Off-site Monitoring
Environmental Coalition	Building Service Contract 7/2004	Pest Control
FedEx	Subscriber Joinder 7/2011	Shipping
Hines	Leasing Agreement 2/2006	Leasing Exclusive
Hines	Management Agreement 2/2006	Property Management
Jobs	Building Services Contract 2/1997	Window Washing
Kings III	Building Services Contract 1/2011 Contract for Equipment 3/2011	Elevator Phones
Logix	Service Contract 7/2010	Phone lines
Micronet	Service & Goods Agreement 2/2006	Fire Alarm Inspection
MobiLease	Equipment Lease 1/2011	Fitness Equipment
Nalco	Building Services Contract 5/2010	Water Treatment
NEC	Equipment Lease 7/2010	Telephone System
Pleasing Plants	Building Services Contract 5/2008	Interior Landscaping
Phonoscope	Commercial Account	Cable TV
Seamless Solutions	Equipment Lease 5/2009	Copier
Silversand	Building Services Contract 11/2006	Exterior Landscaping
Staples	Subscriber Joinder 7/2011	Office Supplies

TFC (The Fitness Contractors)	Building Services Contract 3/2012	Fitness Equipment Maintenance
ThyssenKrupp	Building Services Contract - Maintenance during Mod & Warranty Period 10/2010	Elevator Maintenance
Winpark	Building Services Contract 1/2010 Letter Agreement 6/2011	Parking Management

EXHIBIT D

Form of Estoppel Certificate

TENANT ESTOPPEL CERTIFICATE

From:

(“Tenant”)

To:

(“Buyer”)

(“Landlord”)

Lease:	Lease dated , , between
, a
,
and , a
,
as amended, modified or supplemented by [list all amendments, addenda, letter agreements and the like] (as so amended, modified and supplemented, the “Lease”), copies of which are attached hereto as Exhibit A.

Premises:	Suite(s) , consisting of a total of rentable square feet, (the “Premises”) located in the building known as having an address of (the “Building”).

        Tenant hereby certifies to Landlord and Buyer as follows:

1. Tenant is the current Tenant under the Lease. The Lease is in full force and effect and is the only lease, agreement or understanding between Landlord and Tenant affecting the Premises and any rights to parking. The Lease has not been modified, altered or amended, except as follows: [commencement agreements, modifications, assignments or amendments to the Lease and all letter agreements or, if none, state “None”.]

2. The initial term of the Lease commenced on             ,        , and the current term will expire on             ,         . The Tenant has an outstanding option to renew the Lease (which has not been waived or lapsed) for             (            ) additional         following the expiration date of the current term. Tenant has accepted and is presently occupying the Premises.

3. The base rent under the Lease is currently $         per month. [Tenant’s current estimated operating expense rent is $         per month.] Tenant’s pro rata share of operating expenses for the Building is         %. Tenant has fully paid all rent and other sums payable under the Lease on or before the date of this Certificate and Tenant has not paid any rent more than one month in advance.

4. Tenant is not in default under any of the provisions of the Lease, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Landlord, or both, would constitute such a default.

5. To Tenant’s knowledge, Landlord is not in default under any of the provisions of the Lease, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Tenant, or both, would constitute such a default.

6. All construction to be performed and the improvements to be installed by Landlord on the Premises as a condition to Tenant’s acceptance of the Premises, if any, have been completed and fully accepted by Tenant. All amounts to be paid by Landlord to Tenant for work performed by Tenant pursuant to any tenant improvement allowance have been paid in full. Any and all other leasing incentives, amounts which the Lease expressly requires to be paid by Landlord to Tenant or amounts to be credited against Tenant rent due under the Lease for any reason (exclusive of operating expense adjustments as may be applicable under the Lease) have been fully paid or credited as applicable, and no such amounts remain outstanding or remain to be credited.

7. As of the date of this Certificate, Tenant has no defenses, offsets or credits against the payment of rent and other sums due or to become due under the Lease or against the performance of any other of Tenant’s obligations under the Lease.

8. Tenant has paid to Landlord a security deposit in the amount of $              [alternatively: Landlord is holding a letter of credit to secure Tenant’s obligation under the Lease is the amount of $            .]. [The obligations of Tenant are guaranteed by             , in accordance with the terms of the guaranty dated             .]

9. Tenant has not subleased, assigned, pledged, hypothecated, or otherwise encumbered all or any portion of its interest in the Lease.

10. Tenant has no existing right of refusal, right of offer, or expansion rights, except          (all other rights, if any, having been waived or deemed waived). Tenant has no purchase option or other right to purchase the Premises or the Building.

11. There are no actions, voluntary or involuntary, pending against the Tenant under the bankruptcy laws of the United States or any state thereof.

12. Tenant understands that this Certificate is required in connection with Buyer’s acquisition of the Building, and Tenant agrees that Landlord, Buyer and their respective assigns (including any parties providing financing for the Building) will, and shall be entitled to, rely on the truth of this Certificate. Tenant agrees that such parties will, and shall be entitled to, rely on the representations in this Certificate as being true and correct and continuing to be made, unless Tenant notifies Landlord and Buyer of a change in this Certificate prior to the closing.

13. The party executing this document on behalf of Tenant represents that he/she has been authorized to do so on behalf of Tenant.

EXECUTED on this          day of             .

TENANT

,
a

By:
Name:
Title:

EXHIBIT A TO ESTOPPEL CERTIFICATE

Leases

EXHIBIT E

Form of Deed

SPECIAL WARRANTY DEED

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

THE STATE OF TEXAS §
KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF HARRIS §

THAT, FSP PHOENIX TOWER LIMITED PARTNERSHIP, a Texas limited partnership (“Grantor”), for and in consideration of the sum of Ten and No/100ths Dollars ($10.00) in hand paid to Grantor by                 , a                 (“Grantee”), the receipt of which is hereby acknowledged by Grantor, and other good and valuable consideration paid and agreed and secured to be paid to Grantor by Grantee in the manner set forth below, the sufficiency of which consideration is hereby acknowledged by Grantor, has GRANTED, BARGAINED, SOLD, and CONVEYED and by these presents does GRANT, BARGAIN, SELL, and CONVEY unto said Grantee, its successors and assigns, subject to the Permitted Exceptions described below, all of that certain real property located in Harris County, Texas, more particularly described on Exhibit “A” attached hereto, and all easements, tenements, hereditaments, privileges and appurtenances in any way belonging to the foregoing (collectively, the “Appurtenances”), including, without limitation, (i) any land to the midpoint of the bed of any highway, street, road or avenue, open or proposed, in front of, abutting or adjoining such land, (ii) any land lying in or under the bed of any creek, stream, bayou or river running through, abutting or adjacent to such land, (iii) any riparian, appropriative, or other water rights of Grantor appurtenant to such land and relating to surface or subsurface waters, (iv) any oil, gas or other minerals or mineral rights relating to such land or to the surface or subsurface thereof (v) any strips, gores or pieces of property abutting, bounding or which are adjacent or contiguous to such land, and (vi) all easements, right-of-ways, rights of ingress or egress and reversionary interests benefiting such land (all such land, water rights, mineral rights, easements and other appurtenant rights being herein referred to collectively as the “Property”).

This conveyance is made by Grantor and accepted by Grantee expressly subject to all matters of record affecting title to the Property.

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging, unto Grantee, its successors and assigns forever; and, subject to all matters of record, Grantor does hereby bind itself and its successors, to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Grantor, but not otherwise.

GRANTEE, BY ACCEPTANCE OF THIS SPECIAL WARRANTY DEED (THIS “DEED”), ACKNOWLEDGES THAT IT HAS INSPECTED AND ASSESSED THE PROPERTY AND HAS SATISFIED ITSELF AS TO THE CONDITION OF SAME AND THAT, EXCEPT AS EXPRESSLY SET FORTH IN THE PURCHASE AND SALE AGREEMENT, EFFECTIVE AS OF             , 2012, BY AND BETWEEN GRANTOR AND GRANTEE OR IN ANY OTHER DOCUMENT EXECUTED BY GRANTOR AND/OR GRANTEE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED THEREBY, IT ACCEPTS THE PROPERTY “AS IS” AND “WHERE IS” AND WITH ALL FAULTS, WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESSED, IMPLIED, BY OPERATION OF LAW OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, WITHOUT IMPLIED WARRANTY AS TO HABITABILITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR FITNESS FOR ANY PURPOSE, SAVE AND EXCEPT THE WARRANTIES OF TITLE CONTAINED HEREIN.

[End of Text on Page]

EXECUTED on this              day of                 , 2012.

GRANTOR:

FSP PHOENIX TOWER LIMITED PARTNERSHIP, a Texas limited partnership

By: FSP Phoenix Tower LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS	:
: ss
COUNTY OF MIDDLESEX	:

On this          day of             , 2012, before me, the undersigned notary public, personally appeared             [NAME OF INDIVIDUAL],             [INSERT TITLE] of                  [INSERT NAME OF ENTITY], a              [INSERT STATE OF ENTITY FORMATION AND TYPE OF ENTITY], proved to me through satisfactory evidence of identification, which was personal knowledge of identity, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that [she] [he] signed it voluntarily, as the act and deed of said entity for its stated purpose.

Official Signature and Seal of Notary Public

1

EXHIBIT A TO DEED

Description of Property

2

EXHIBIT F

Form of Bill of Sale

FSP PHOENIX TOWER LIMITED PARTNERSHIP, a Texas limited partnership (“Seller”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, bargains, sells, transfers and delivers to             , a                      (“Buyer”), all of the fixtures, equipment, furniture, furnishings, appliances, supplies and other personal property of every nature and description attached or pertaining to, or otherwise used in connection with the real property described on Exhibit A (the “Real Property”) attached hereto (collectively, the “Personal Property”), but specifically excluding from the Personal Property any accounting software or related items, all property leased by Seller or owned by tenants or others, if any, to have and to hold the Personal Property unto Buyer, its successors and assigns, forever.

Seller grants, bargains, sells, transfers and delivers the Personal Property in its “AS IS” condition, WITH ALL FAULTS, IF ANY, and makes no representations or warranties, direct or indirect, oral or written, express or implied, as to title, encumbrances and liens, merchantability, condition or fitness for a particular purpose or any other warranty of any kind, all of which representations and warranties are expressly hereby disclaimed and denied; provided that Seller represents that it has not encumbered or otherwise conveyed any such Personal Property which is being conveyed to Buyer hereunder.

Buyer agrees that the liability of Seller under this Bill of Sale, the Purchase Agreement, and any other agreement, document, certificate or instrument delivered by Seller to Buyer, or under any law applicable to the Property or this transaction, shall be limited as provided in Section 10.2 of the Purchase Agreement.

Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

3

Executed this         day of          2012.

SELLER:

FSP PHOENIX TOWER LIMITED PARTNERSHIP, a Texas limited partnership

By: FSP Phoenix Tower LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

4

EXHIBIT A TO BILL OF SALE

Description of Property

5

EXHIBIT G

Form of Assignment and Assumption of Leases, Contracts and Security Deposits

DATE:	, 2012

ASSIGNOR:	FSP PHOENIX TOWER LIMITED PARTNERSHIP, a Texas limited partnership

ASSIGNEE:	, a

RECITALS:

WHEREAS, Assignor and Assignee have entered into that certain Purchase and Sale Agreement dated as of         , 2012 (the “Purchase Agreement”), wherein Assignor agreed to sell and Assignee agreed to buy certain real property described in Exhibit A attached hereto and the improvements located thereon (the “Property”); and

WHEREAS, Assignee desires to assume and Assignor desires to assign to Assignee all of Assignor’s interest (i) as landlord, under the leases (the “Leases”) described in Exhibit B attached hereto and incorporated herein pertaining to the Property, including any security deposits, letters of credit, advance rentals, or like payments held by Assignor in connection with the Leases, and (ii) as owner, under the service contracts (the “Contracts”) described in Exhibit C attached hereto and incorporated herein pertaining to the Property.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignment. Assignor conveys and assigns to Assignee all of Assignor’s right, title and interest in and to the Leases and the Contracts, together with the right to receive any and all sums and proceeds arising out of said Leases and Contracts, from and after the date of conveyance of the Property by Assignor to Assignee (the “Conveyance Date”), but reserving unto Assignor all uncollected rent attributable to the period prior to the Conveyance Date pursuant to the provisions of Section 8.1 of the Purchase Agreement.

2. Assumption. Assignee assumes and agrees to be bound by all of Assignor’s liabilities and obligations pursuant to the Leases and the Contracts, if any, and agrees to perform and observe all of the covenants and conditions contained in the Leases and the Contracts, from and after the Conveyance Date.

3. Indemnification. Assignee covenants and agrees to indemnify and hold harmless Assignor for, from and against any actions, suits, proceedings or claims, and all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection therewith, arising out of any breach of any of the Leases or the Contracts by Assignee to the extent occurring from and after the Conveyance Date. Assignor covenants and agrees to

1

indemnify and hold harmless Assignee for, from and against any actions, suits, proceedings or claims, and all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection therewith, arising out of any breach of any of the Leases or the Contracts by Assignor to the extent occurring prior to the Conveyance Date.

4. Binding Effect. This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

5. Construction; Definitions. This Assignment shall be construed according to Texas law. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

6. Counterparts. This Assignment may be executed in counterparts, which taken together shall constitute one original instrument.

7. Non-Recourse. Assignee agrees that the liability of Assignor under this Assignment, the Purchase Agreement, and any other agreement, document, certificate or instrument delivered by Seller and Buyer, or under any law applicable to the Property or this transaction, shall be limited as provided in Section 10.2 of the Purchase Agreement.

DATED as of the day and year first above written.

ASSIGNOR:

FSP PHOENIX TOWER LIMITED PARTNERSHIP, a Texas limited partnership

By: FSP Phoenix Tower LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

ASSIGNEE:
,
a

2

By:
Name:
Title:

3

EXHIBIT A TO ASSIGNMENT OF LEASES, CONTRACTS AND SECURITY

DEPOSITS

Description of Property

4

EXHIBIT B TO ASSIGNMENT OF LEASES, CONTRACTS AND SECURITY

DEPOSITS

Leases

5

EXHIBIT C TO ASSIGNMENT OF LEASES, CONTRACTS AND SECURITY

DEPOSITS

Contracts

6

EXHIBIT H

Assignment of Intangible Property

DATE:	, 2012

ASSIGNOR:	FSP PHOENIX TOWER LIMITED PARTNERSHIP, a Texas limited partnership

ASSIGNEE:	, a

RECITALS:

B. Assignor presently owns the real property described in Exhibit A to this Assignment and the improvements and personal property located thereon (the “Property”).

C. WHEREAS, Assignor and Assignee have entered into that certain Purchase and Sale Agreement dated as of             , 20         (the “Purchase Agreement”), wherein Assignor agreed to sell and Assignee agreed to buy the Property;

D. Assignor desires to sell the Property to Assignee, and in connection therewith, Assignor desires to assign to Assignee and Assignee desires to acquire Assignor’s interest, if any, in and to the following described rights, interests and property inuring to the benefit of Assignor and relating to the Property.

FOR VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, Assignor agrees as follows:

1. Assignment. Assignor assigns, transfers, sets over, and conveys to Assignee, to the extent the same are assignable, all of Assignor’s right, title, and interest, if any, in and to (i) any warranties and/or guaranties, express or implied, from contractors, builders, manufacturers, and/or suppliers inuring to the benefit of Assignor and relating to the Property, (ii) any licenses, permits and approvals relating to the Property, (iii) all logos and trade names, including without limitation the right to use the name “Phoenix Tower” but not any reference to “FSP” and (iv) all plans and specifications.

2. Binding Effect. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

3. Construction; Definitions. This Assignment shall be construed according to Texas law. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

4. Non-Recourse. Assignee agrees that the liability of Assignor under this Assignment, the Purchase Agreement, and any other agreement, document, certificate or instrument delivered by Seller to Buyer, or under any law applicable to the Property or this transaction, shall be limited as provided in Section 10.2 of the Purchase Agreement.

1

DATED as of the day and year first above written.

ASSIGNOR:

FSP PHOENIX TOWER LIMITED PARTNERSHIP, a Texas limited partnership

By: FSP Phoenix Tower LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

ASSIGNEE:

,
a

By:
Name:
Title:

2

EXHIBIT A TO ASSIGNMENT OF INTANGIBLE PROPERTY

Description of Property

3

EXHIBIT I

Form of Tenant Notice Letter

[SELLER’S LETTERHEAD]

            , 2012

Attention: Tenants of Phoenix Tower

Re:                      (the “Property”)

Dear                     :

Please be advised that FSP PHOENIX TOWER LIMITED PARTNERSHIP has sold the Property and assigned your lease to             , a             . Consequently,              is now the “landlord” or “lessor” under your lease with respect to the Property. Effective immediately, rent checks should be made payable to              and all rent payments should be sent to:

You will be receiving further contact information under separate cover directly from                     .

Sincerely,

FSP PHOENIX TOWER LIMITED PARTNERSHIP, a Texas limited partnership

By: FSP Phoenix Tower LLC, a Delaware limited liability company, its general partner

By:
Name:
Its:

1

EXHIBIT J

Non-Foreign Affidavit

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by FSP PHOENIX TOWER LIMITED PARTNERSHIP, a Texas limited partnership (“Seller”), the undersigned hereby certifies the following:

1.	Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.	Seller’s U.S. taxpayer identification number is [ ]; and

3.	Seller’s address is c/o Franklin Street Properties Corp., 401 Edgewater Place, Wakefield, Massachusetts 01880.

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both. Under penalties of perjury, the undersigned declares that it has examined this certification and to the best of its knowledge and belief it is true, correct, and complete, and further declares that it has authority to sign this document.

Date: As of                     , 2012

FSP PHOENIX TOWER LIMITED PARTNERSHIP,
a Texas limited partnership

By: FSP Phoenix Tower LLC, a Delaware limited liability company, its general partner

By:
Name:
Title

:

1

EXHIBIT K

Form of Certificate of Representations and Warranties

[Letterhead of Party Giving Certificate (Seller or Buyer)]

                                     , 2012

[Name of Party Receiving Certificate (Seller or Buyer)]

[Address of Party Receiving Certificate]

[City, State]

Ladies and Gentlemen:

The undersigned hereby certifies that all of the representations and warranties made by it in Section              of the Purchase and Sale Agreement dated as of                     , 2012 (the “Purchase Agreement”) between the undersigned, as [insert Seller or Buyer], and you, as [insert Seller or Buyer], are true and correct as of the date hereof in all material respects, except as follows: [insert “none” or exceptions], which shall survive the date hereof for the period and subject to the limitations provided in the Purchase Agreement, and thereafter shall be null and void. The undersigned further ratifies and confirms the continued applicability of, and the understandings and agreements of the undersigned set forth in, such Section         .

Very truly yours,

By:
Name:
Title:

1

EXHIBIT L

Assignment of Ground Lease

ASSIGNMENT OF GROUND LEASE

This ASSIGNMENT OF GROUND LEASE (this “Assignment”) is hereby made as of this          day of             , 2012 (the “Assignment Date”), by and between FSP PHOENIX TOWER LIMITED PARTNERSHIP, a Texas limited partnership, with an address at c/o Franklin Street Properties Corp., 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880 (“Assignor”) and             , a             , with an address at                      (“Assignee”).

WITNESS that Assignor, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has BARGAINED, SOLD, TRANSFERRED and ASSIGNED, and by these presents does BARGAIN, SELL, TRANSFER and ASSIGN unto Assignee all of Assignor’s rights as lessee under that certain Ground Lease dated effective May 1, 1984 by and between Greenway Plaza, Ltd., predecessor in interest to Crescent Real Estate Funding III, L.P., as lessor, and Greenway Building Joint Venture, predecessor in interest to Assignor, as lessee, as amended by that certain First Amendment to Ground Lease dated as of June 1, 2004 relating to premises as set forth on Exhibit A attached hereto (as amended, the “Ground Lease”), which Ground Lease is evidenced by an Assignment of Lease recorded under Harris County Clerk’s No. K347663, as further assigned by instruments recorded under File Nos. R724673, R906155, V029750, and             .

The Assignee hereby assumes all of the burdens, terms, covenants, conditions and obligations of Assignor as lessee under the Ground Lease.

Assignee further covenants and agrees to indemnify and hold harmless Assignor for, from and against any actions, suits, proceedings or claims, and all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection therewith, based upon or arising out of any breach or alleged breach of the Ground Lease or out of any other facts connected with the Ground Lease, occurring or alleged to have occurred from and after the Assignment Date. Assignor covenants and agrees to indemnify and hold harmless Assignee for, from and against any actions, suits, proceedings or claims, and all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection therewith, based upon or arising out of any breach or alleged breach of the Ground Lease or out of any other facts connected with the Ground Lease, occurring or alleged to have occurred before the Assignment Date.

This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns. This Assignment shall be construed according to Texas law and may be executed in counterparts, which taken together shall constitute one original instrument.

2

ASSIGNOR: FSP PHOENIX TOWER LIMITED PARTNERSHIP, a Texas limited partnership By: FSP Phoenix Tower LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

ASSIGNEE:

, a

By:
Name:
Title:

3

ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS	:
: ss
COUNTY OF MIDDLESEX	:

On this          day of             , 2012, before me, the undersigned notary public, personally appeared              [NAME OF INDIVIDUAL],              [INSERT TITLE] of              [INSERT NAME OF ENTITY], a              [INSERT STATE OF ENTITY FORMATION AND TYPE OF ENTITY], proved to me through satisfactory evidence of identification, which was personal knowledge of identity, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that [she] [he] signed it voluntarily, as the act and deed of said entity for its stated purpose.

ACKNOWLEDGMENT

STATE OF	:
: ss
COUNTY OF	:

On this              day of             , 2012, before me, the undersigned notary public, personally appeared              [NAME OF INDIVIDUAL],              [INSERT TITLE] of              [INSERT NAME OF ENTITY], a              [INSERT STATE OF ENTITY FORMATION AND TYPE OF ENTITY], proved to me through satisfactory evidence of identification, which was personal knowledge of identity, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that [she] [he] signed it voluntarily, as the act and deed of said entity for its stated purpose.

1

EXHIBIT M

Assignment of Parking Lease

ASSIGNMENT OF PARKING LEASE

This ASSIGNMENT OF PARKING LEASE (this “Assignment”) is hereby made as of this              day of             , 2012 (the “Assignment Date”), by and between FSP PHOENIX TOWER LIMITED PARTNERSHIP, a Texas limited partnership, with an address at c/o Franklin Street Properties Corp., 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880 (“Assignor”) and             , a             , with an address at              (“Assignee”).

WITNESS that Assignor, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has BARGAINED, SOLD, TRANSFERRED and ASSIGNED, and by these presents does BARGAIN, SELL, TRANSFER and ASSIGN unto Assignee all of Assignor’s rights as lessee under that certain Parking Lease Agreement by and between Camden Property Trust (“Camden”), as landlord, and Utah State Retirement Investment Fund, predecessor in interest to Assignor (“FSP”), as tenant, dated as of April 30, 1998 (the “Parking Lease”).

The Assignee hereby assumes all of the burdens, terms, covenants, conditions and obligations of Assignor as lessee under the Parking Lease.

Assignee further covenants and agrees to indemnify and hold harmless Assignor for, from and against any actions, suits, proceedings or claims, and all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection therewith, based upon or arising out of any breach or alleged breach of the Parking Lease or out of any other facts connected with the Parking Lease, occurring or alleged to have occurred from and after the Assignment Date. Assignor covenants and agrees to indemnify and hold harmless Assignee for, from and against any actions, suits, proceedings or claims, and all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection therewith, based upon or arising out of any breach or alleged breach of the Parking Lease or out of any other facts connected with the Parking Lease, occurring or alleged to have occurred before the Assignment Date.

This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns. This Assignment shall be construed according to Texas law and may be executed in counterparts, which taken together shall constitute one original instrument.

1

ASSIGNOR: FSP PHOENIX TOWER LIMITED PARTNERSHIP, a Texas limited partnership By: FSP Phoenix Tower LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

ASSIGNEE:

, a

By:
Name:
Title:

2

ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS	:
: ss
COUNTY OF MIDDLESEX	:

On this              day of             , 2012, before me, the undersigned notary public, personally appeared              [NAME OF INDIVIDUAL],              [INSERT TITLE] of              [INSERT NAME OF ENTITY], a              [INSERT STATE OF ENTITY FORMATION AND TYPE OF ENTITY], proved to me through satisfactory evidence of identification, which was personal knowledge of identity, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that [she] [he] signed it voluntarily, as the act and deed of said entity for its stated purpose.

ACKNOWLEDGMENT

STATE OF	:
: ss
COUNTY OF	:

On this              day of             , 2012, before me, the undersigned notary public, personally appeared              [NAME OF INDIVIDUAL],              [INSERT TITLE] of              [INSERT NAME OF ENTITY], a              [INSERT STATE OF ENTITY FORMATION AND TYPE OF ENTITY], proved to me through satisfactory evidence of identification, which was personal knowledge of identity, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that [she] [he] signed it voluntarily, as the act and deed of said entity for its stated purpose.

3

EXHIBIT N

Assignment of Equipment Lease

DATE:	, 2012

ASSIGNOR:	FSP PHOENIX TOWER LIMITED PARTNERSHIP, a Texas limited partnership

ASSIGNEE:	, a

RECITALS:

WHEREAS, Assignor and Assignee have entered into that certain Purchase and Sale Agreement dated as of             , 2012 (the “Purchase Agreement”), wherein Assignor agreed to sell and Assignee agreed to buy certain real property described in Exhibit A attached hereto and the improvements located thereon (the “Property”); and

WHEREAS, Assignee desires to assume and Assignor desires to assign to Assignee all of Assignor’s interest that certain Equipment Master Lease Agreement dated January 12, 2011, between Mobilease, Inc. (“Equipment Lessor”) and Assignor, related to certain fitness equipment, as more particularly described therein (the “Lease”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignment. Assignor conveys and assigns to Assignee all of Assignor’s right, title and interest in and to the Lease from and after the date of conveyance of the Property by Assignor to Assignee (the “Conveyance Date”).

2. Assumption. Assignee assumes and agrees to be bound by all of Assignor’s liabilities and obligations pursuant to the Lease, and agrees to perform and observe all of the covenants and conditions contained in the Lease from and after the Conveyance Date.

3. Binding Effect. This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

4. Construction; Definitions. This Assignment shall be construed according to Texas law. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

5. Counterparts. This Assignment may be executed in counterparts, which taken together shall constitute one original instrument.

6. Non-Recourse. Assignee agrees that the liability of Assignor under this Assignment, the Purchase Agreement, and any other agreement, document, certificate or instrument delivered by Seller and Buyer, or under any law applicable to the Property or this transaction, shall be limited as provided in Section 10.2 of the Purchase Agreement.

4

DATED as of the day and year first above written.

ASSIGNOR: FSP PHOENIX TOWER LIMITED PARTNERSHIP, a Texas limited partnership By: FSP Phoenix Tower LLC, a Delaware limited liability company, its general partner
By:
Name:
Title:
ASSIGNEE:
,
a
By:
Name:
Title:

5

EXHIBIT O

Ground Lessor Estoppel

Ground Lease Estoppel

TO:

RE:	Ground Lease dated effective May 1, 1984 by and between Greenway Plaza, Ltd., predecessor in interest to Crescent Real Estate Funding III, L.P. (“Crescent”), as lessor, and Greenway Building Joint Venture, predecessor in interest to FSP Phoenix Tower Limited Partnership (“FSP”), as lessee, as amended by that certain First Amendment to Ground Lease dated as of June 1, 2004 (as amended, the “Ground Lease”), which Ground Lease is evidenced by an Assignment of Lease recorded under Harris County Clerk’s No. K347663, as further assigned by instruments recorded under File Nos. R724673, R906155 and V029750, and a Notice of First Amendment to Ground Lease.

Ladies and Gentlemen:

You have advised Crescent that FSP proposes to sell that certain real property and improvements thereon known as Phoenix Tower, 3200 Southwest Freeway, Houston, Texas, to              and simultaneously assign FSP’s interest in the Ground Lease to              pursuant to Section 9.2 of the Ground Lease. In connection therewith, the undersigned is hereinbelow giving you its estoppel certificate, as contemplated under Section 11.1 of the Ground Lease, as follows:

1.	The Ground Lease is in full force and effect as executed, except as amended or modified by that certain First Amendment to Ground Lease dated June 1, 2004, and by assignments of Lessee’s interest in the Ground Lease dated, December 30, 1985, December 14, 1995, April 30, 1996 and May 4, 2001, copies of which are attached hereto and which contain all of the understandings and agreements by and between Crescent and .

2.	The commencement date of the term of the Ground Lease is February 15, 1984, and the expiration date is February 28, 2014.

3.	The undersigned has not entered into any lease, assignment or any other agreement transferring any of its interest in the Ground Lease or the Premises (as defined in the Ground Lease) except to the extent pledged and/or collaterally assigned to its mortgagee(s) under existing loans.

4.	The Ground Lease provides for rent payable as follows:

(a)	Rent currently payable by per month is as follows:

Monthly Rent: $             ($             less $             (based on $             for each of four (4) Parking Spaces currently used by Lessor))

Applicable Taxes (if any): None.

(b)	No rent has been paid by FSP in advance under the Ground Lease except for the monthly rent that became due for the current month. The monthly rent has been paid through .

5.	To Crescent’s knowledge and belief, (a) FSP is not in default under any of the provisions of the Ground Lease, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Crescent, or both, would constitute such a default, and (b) FSP has fully performed all of its obligations under the Ground Lease.

6.	To Crescent’s knowledge and belief, Crescent has fully performed all of its obligations under the Ground Lease.

7.	The assignment of FSP’s interest in the Ground Lease to does not constitute an Event of Default under the Ground Lease.

The undersigned acknowledges that the statements contained in this certificate may be relied upon by FSP and              and shall be binding on Crescent and, as a condition of which, FSP shall record an Assignment of Ground Lease in the form attached as Exhibit A hereto by which             , as FSP’s assignee, expressly assumes pursuant to Section 9.2 of the Ground Lease all of the burdens, terms, covenants, conditions and obligations of FSP under the Ground Lease.

IN WITNESS WHEREOF, the undersigned has executed and delivered this estoppel certificate on this          day of             , 2012.

CRESCENT REAL ESTATE FUNDING III, L.P., a Delaware limited partnership

By: CRE Management III Corp., a Delaware corporation, its general partner

By:
Name: Title:

EXHIBIT P

Parking Lease Estoppel

Parking Lease Estoppel

TO:

RE:	Parking Lease Agreement by and between Camden Property Trust (“Camden”), as landlord, and Utah State Retirement Investment Fund, predecessor in interest to FSP Phoenix Tower Limited Partnership (“FSP”), as tenant, dated as of April 30, 1998 (the “Parking Lease”)

Ladies and Gentlemen:

It is our understanding that FSP proposes to sell that certain real property and improvements thereon known as Phoenix Tower, 3200 Southwest Freeway, Houston, Texas, to              and simultaneously assign the Parking Lease to              pursuant to Article V.B. of the Parking Lease. In connection therewith, the undersigned is hereinbelow giving you its estoppel certificate, as contemplated under Article XVI of the Parking Lease, and approving the form of Assignment and Assumption of Lease, pursuant to which the Parking Lease is to be assigned, as follows:

1.	The Parking Lease is in full force and effect as executed, except as amended or modified by that certain Memorandum of Lease Commencement dated February 15, 1999, and , which contain all of the understandings and agreements by and between Camden and FSP.

2.	The commencement date of the term of the Parking Lease is February 15, 1999, and the expiration date is February 28, 2019.

3.	The Parking Lease provides for rent payable as follows:

(a)	Rent currently payable by FSP per month is as follows:

Base Rent: $

(b)	No rent has been paid by FSP in advance under the Parking Lease except for the minimum monthly rent that became due for the current month. The minimum monthly rent and estimated operating expenses and taxes have been paid through .

4.	FSP is currently leasing 190 parking spaces. FSP has the right to lease, in addition to the parking spaces currently leased, 10 additional parking spaces.

5.	The undersigned has not entered into any lease, assignment or any other agreement transferring any of its interest in the Parking Lease or the Camden Garage except as follows:

6.	To Camden’s knowledge, FSP is not in default under any of the provisions of the Parking Lease, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Camden, or both, would constitute such a default. As of the date of this certificate, to Camden’s knowledge, Landlord is not in default under any of the Parking Lease, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by FSP, or both, would constitute such a default.

The undersigned acknowledges that the statements contained in this certificate may be relied upon by FSP and              and shall be binding on Camden.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Estoppel Certificate on this              day of             , 2012.

CAMDEN: CAMDEN PROPERTY TRUST

By:
Name: Title:

EXHIBIT Q

Holdback Escrow Agreement

SCHEDULE 4.4

Due Diligence Items

[Attach schedule of documents contained in CBRE war room.]